Exhibit 2.1


                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER



                         DATED AS OF SEPTEMBER 12, 2000



                                     BETWEEN



                         THE CHASE MANHATTAN CORPORATION



                                       AND



                         J.P. MORGAN & CO. INCORPORATED


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                                TABLE OF CONTENTS

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ARTICLE I THE MERGER.............................................................................................     8

         1.1.     Effective Time of the Merger...................................................................     8

         1.2.     Closing........................................................................................     8

         1.3.     Effects of the Merger..........................................................................     8

         1.4.     Certificate of Incorporation and By-Laws.......................................................     8

         1.5.     Alternative Transaction Structures.............................................................     8

ARTICLE II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...     9

         2.1.     Effect on Capital Stock........................................................................     9

                  (a)      Cancellation of Treasury Stock and Chase-Owned Stock, etc.............................     9

                  (b)      Conversion of Morgan Common Stock.....................................................     9

                  (c)      Conversion of Morgan Preferred Stock..................................................    10

                  (d)      Chase Capital Stock...................................................................    11

                  (e)      Appraisal Rights......................................................................    11

         2.2.     Exchange of Certificates.......................................................................    12

                  (a)      Exchange Agent........................................................................    12

                  (b)      Exchange Procedures...................................................................    12

                  (c)      Distributions with Respect to Unexchanged Shares......................................    13

                  (d)      No Further Ownership Rights in Morgan Common Stock or Morgan Preferred Stock..........    13

                  (e)      No Fractional Shares..................................................................    13

                  (f)      Termination of Exchange Fund..........................................................    14

                  (g)      No Liability..........................................................................    15
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                  (h)      Withholding...........................................................................    15

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................................................................    15

         3.1.     Representations and Warranties of Morgan.......................................................    15

                  (a)      Organization, Standing and Power......................................................    15

                  (b)      Capital Structure.....................................................................    16

                  (c)      Authority.............................................................................    17

                  (d)      SEC Documents; Undisclosed Liabilities................................................    19

                  (e)      Information Supplied..................................................................    19

                  (f)      Compliance with Applicable Laws.......................................................    20

                  (g)      Legal Proceedings.....................................................................    20

                  (h)      Taxes.................................................................................    20

                  (i)      Certain Agreements....................................................................    21

                  (j)      Benefit Plans.........................................................................    21

                  (k)      Subsidiaries..........................................................................    22

                  (l)      Agreements with Regulators............................................................    22

                  (m)      Absence of Certain Changes or Events..................................................    22

                  (n)      Board Approval........................................................................    23

                  (o)      Vote Required.........................................................................    23

                  (p)      Accounting Matters....................................................................    23

                  (q)      Properties............................................................................    23

                  (r)      Interest Rate Risk Management Instruments.............................................    23

                  (s)      Intellectual Property.................................................................    24

                  (t)      Brokers or Finders....................................................................    24

                  (u)      Opinion of Morgan Financial Advisor...................................................    24

         3.2.     Representations and Warranties of Chase........................................................    24
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                  (a)      Organization, Standing and Power......................................................    24

                  (b)      Capital Structure.....................................................................    25

                  (c)      Authority.............................................................................    26

                  (d)      SEC Documents; Undisclosed Liabilities................................................    27

                  (e)      Information Supplied..................................................................    28

                  (f)      Compliance with Applicable Laws.......................................................    28

                  (g)      Legal Proceedings.....................................................................    29

                  (h)      Taxes.................................................................................    29

                  (i)      Certain Agreements....................................................................    29

                  (j)      Benefit Plans.........................................................................    30

                  (k)      Subsidiaries..........................................................................    30

                  (l)      Agreements with Regulators............................................................    31

                  (m)      Absence of Certain Changes or Events..................................................    31

                  (n)      Board Approval........................................................................    31

                  (o)      Vote Required.........................................................................    31

                  (p)      Accounting Matters....................................................................    31

                  (q)      Properties............................................................................    32

                  (r)      Interest Rate Risk Management Instruments.............................................    32

                  (s)      Intellectual Property.................................................................    32

                  (t)      Brokers or Finders....................................................................    33

                  (u)      Opinion of Chase Financial Advisor....................................................    33

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................    33

         4.1.     Covenants of Morgan............................................................................    33

                  (a)      Ordinary Course.......................................................................    33

                  (b)      Dividends; Changes in Stock...........................................................    33
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                  (c)      Issuance of Securities................................................................    34

                  (d)      Governing Documents, Etc..............................................................    34

                  (e)      No Acquisitions.......................................................................    34

                  (f)      No Dispositions.......................................................................    35

                  (g)      Indebtedness..........................................................................    35

                  (h)      Other Actions.........................................................................    35

                  (i)      Accounting Methods....................................................................    35

                  (j)      Pooling and Tax-Free Reorganization Treatment.........................................    35

                  (k)      Compensation and Benefit Plans........................................................    35

                  (l)      Tax Elections.........................................................................    36

                  (m)      Investment Portfolio..................................................................    36

                  (n)      No Liquidation........................................................................    36

                  (o)      Other Agreements......................................................................    36

         4.2.     Covenants of Chase.............................................................................    36

                  (a)      Ordinary Course.......................................................................    36

                  (b)      Dividends; Changes in Stock...........................................................    37

                  (c)      Issuance of Securities................................................................    37

                  (d)      Governing Documents...................................................................    37

                  (e)      No Acquisitions.......................................................................    38

                  (f)      No Dispositions.......................................................................    38

                  (g)      Indebtedness..........................................................................    38

                  (h)      Other Actions.........................................................................    39

                  (i)      Accounting Methods....................................................................    39

                  (j)      Pooling and Tax-Free Reorganization Treatment.........................................    39

                  (k)      No Liquidation........................................................................    39
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                  (l)      Other Agreements......................................................................    39

         4.3.     Transition.....................................................................................    39

         4.4.     Advice of Changes; Government Filings..........................................................    40

         4.5.     Control of Other Party's Business..............................................................    40

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................    40

         5.1.     Preparation of Proxy Statement; Stockholders Meetings..........................................    40

         5.2.     Access to Information..........................................................................    42

         5.3.     Reasonable Best Efforts........................................................................    43

         5.4.     Acquisition Proposals..........................................................................    43

         5.5.     Affiliates.....................................................................................    46

         5.6.     Stock Exchange Listing.........................................................................    46

         5.7.     Employee Benefit Plans.........................................................................    46

         5.8.     Stock Options, SARs and Restricted Stock Units.................................................    47

         5.9.     Fees and Expenses..............................................................................    48

         5.10.    Governance; Name...............................................................................    48

         5.11.    Indemnification; Directors' and Officers' Insurance............................................    48

         5.12.    Dividends......................................................................................    49

         5.13.    Public Announcements...........................................................................    50

         5.14.    Additional Agreements..........................................................................    50

ARTICLE VI CONDITIONS PRECEDENT..................................................................................    50

         6.1.     Conditions to Each Party's Obligation To Effect the Merger.....................................    50

                  (a)      Stockholder Approval..................................................................    50

                  (b)      NYSE Listing..........................................................................    50

                  (c)      Other Approvals.......................................................................    50

                  (d)      Form S-4..............................................................................    51
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                  (e)      No Injunctions or Restraints; Illegality..............................................    51

                  (f)      Pooling...............................................................................    51

                  (g)      Burdensome Condition..................................................................    51

         6.2.     Conditions to Obligations of Chase.............................................................    51

                  (a)      Representations and Warranties........................................................    51

                  (b)      Performance of Obligations of Morgan..................................................    51

                  (c)      Tax Opinion...........................................................................    51

         6.3.     Conditions to Obligations of Morgan............................................................    52

                  (a)      Representations and Warranties........................................................    52

                  (b)      Performance of Obligations of Chase...................................................    52

                  (c)      Tax Opinion...........................................................................    52

ARTICLE VII TERMINATION AND AMENDMENT............................................................................    52

         7.1.     Termination....................................................................................    52

         7.2.     Effect of Termination..........................................................................    53

         7.3.     Amendment......................................................................................    55

         7.4.     Extension; Waiver..............................................................................    55

ARTICLE VIII GENERAL PROVISIONS..................................................................................    55

         8.1.     Non-survival of Representations, Warranties and Agreements.....................................    55

         8.2.     Notices........................................................................................    55

         8.3.     Interpretation.................................................................................    56

         8.4.     Counterparts...................................................................................    57

         8.5.     Entire Agreement; No Third Party Beneficiaries.................................................    57

         8.6.     Governing Law..................................................................................    57

         8.7.     Severability...................................................................................    57

         8.8.     Assignment.....................................................................................    57

         8.9.     Enforcement....................................................................................    57
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                  AGREEMENT AND PLAN OF MERGER dated as of September 12, 2000
(this "Agreement") between THE CHASE MANHATTAN CORPORATION, a Delaware corporation ("Chase"), and J.P. MORGAN & CO. INCORPORATED, a Delaware
corporation ("Morgan").

                  WHEREAS, the Boards of Directors of Chase and Morgan have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which Morgan would merge with and into Chase (the "Merger");

                  WHEREAS, the Boards of Directors of Chase and Morgan have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) as a condition and inducement to Chase's willingness to enter into this Agreement and the Chase Stock Option Agreement referred to below, Chase and Morgan are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit 1.1(a) (the "Morgan Stock Option Agreement") pursuant to which Morgan is granting to Chase an option to purchase shares of Common Stock, par value $2.50 per share, of Morgan (the "Morgan Common Stock"); and (ii) as a condition and inducement to Morgan's willingness to enter into this Agreement and the Morgan Stock Option Agreement, Morgan and Chase are entering into a Stock Option Agreement dated as of the date hereof in the form of Exhibit 1.1(b) (the "Chase Stock Option Agreement"), pursuant to which Chase is granting to Morgan an option to purchase shares of Common Stock, par value $1.00 per share, of Chase (the "Chase Common Stock");

                  WHEREAS, Chase and Morgan desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Code; and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Stock Option Agreements, the parties hereto agree as follows:

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                                   ARTICLE I
                                   THE MERGER

         1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed by Chase on behalf of the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law (the "DGCL"), on the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date (the "Closing Date") that is the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Article VI (excluding conditions that, by their terms, are to be satisfied on the Closing Date), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another place is agreed to in writing by the parties hereto.

         1.3. Effects of the Merger. At the Effective Time Morgan shall be merged with and into Chase and the separate existence of Morgan shall cease. The Merger will have the effects set forth in the DGCL. As used in this Agreement, "Constituent Corporations" shall mean each of Chase and Morgan, and "Surviving Corporation" shall mean Chase, at and after the Effective Time, as the surviving corporation in the Merger.

         1.4. Certificate of Incorporation and By-Laws. The Certificate of Incorporation of Chase as in effect immediately prior to the Effective Time (as amended to (i) designate and establish the terms of the Chase Merger Preferred Stock (as defined in Section 2.1(c)) and (ii) change the name of Chase as provided in Section 5.10(b), all as contemplated by this Agreement, and with such other amendments thereto as may be contemplated by this Agreement) shall be the Certificate of Incorporation of the Surviving Corporation. The By-laws of Chase as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

         1.5. Alternative Transaction Structures. The parties agree that Chase may change the method of effecting the business combination with Morgan, including, without limitation, by merging Morgan into a wholly-owned direct or indirect Subsidiary (as defined in Section 2.1(a)) of Chase or by merging a wholly-owned direct or indirect Subsidiary of Chase into Morgan, and Morgan shall cooperate in such efforts, including by entering into an appropriate amendment to this Agreement (to the extent such amendment only changes the method of effecting the business combination and does not substantively affect this Agreement or the rights and obligations of the parties or their respective stockholders hereunder); provided, however, that any such other Subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement and that any actions taken pursuant to this Section 1.5 shall not (i) alter or change the kind or amount of consideration to be issued to holders of Morgan Common Stock or Morgan Preferred Stock as provided for in this Agreement, (ii) adversely affect the tax consequences of the transaction to the holders of Morgan Common Stock or Morgan Preferred Stock, (iii) cause the transaction not to qualify as a pooling of interests for financial accounting purposes, (iv)


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materially delay receipt of any Requisite Regulatory Approval (as defined in
Section 6.1(c)), or (v) otherwise cause any closing condition not to be capable of being fulfilled (unless duly waived by the party entitled to the benefits thereof).

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Morgan Common Stock or Morgan Preferred Stock (as defined in Section 2.1(a)):

                  (a) Cancellation of Treasury Stock and Chase-Owned Stock, etc. All shares of Morgan Common Stock and Preferred Stock, no par value, of Morgan ("Morgan Preferred Stock") that are owned by Morgan as treasury stock and all shares of Morgan Common Stock or Morgan Preferred Stock that are owned by Morgan or Chase, other than (i) shares of Morgan Common Stock or Morgan Preferred Stock held by Morgan or Chase in connection with any market making activities or proprietary trading activities ("trading account shares"), (ii) shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds or merchant banking entities for which a Subsidiary of Chase or Morgan acts as investment advisor or in a similar capacity (any such shares, "trust account shares"), and (iii) shares acquired in respect of debts previously contracted (any such shares, "DPC shares")), shall be cancelled and retired and shall cease to exist and no stock of Chase or other consideration shall be delivered in exchange therefor. All shares of Chase Common Stock and Preferred Stock, par value $1.00 per share, of Chase ("Chase Preferred Stock") that are owned by Morgan (other than trading account shares, trust account shares and DPC shares) shall become treasury stock, except as otherwise provided in Chase's Certificate of Incorporation. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (b) Conversion of Morgan Common Stock. Subject to Section 2.2(e), each share of Morgan Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 2.1(a)) shall be converted into 3.7 (the "Exchange Ratio") fully paid and nonassessable shares of Chase Common Stock. All such shares of Morgan Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of Chase Common Stock into which such Morgan Common Stock has been converted. Certificates previously representing shares of Morgan Common Stock shall be exchanged for certificates representing whole shares of Chase Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.


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                  (c) Conversion of Morgan Preferred Stock. Each share of the following series of Morgan Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in Section 2.1(e)) and shares to be cancelled in accordance with Section 2.1(a)) shall be converted into shares of Chase Preferred Stock (such shares to be so issued upon conversion, collectively, the "Chase Merger Preferred Stock"), as follows:

                  (i) Each such share of Adjustable Rate Cumulative Preferred Stock, Series A, stated value $100 per share, of Morgan (the "Morgan Series A Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series A Preferred Stock.

                  (ii) Each such share of Variable Cumulative Preferred Stock, Series B, stated value $1,000 per share, of Morgan (the "Morgan Series B Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series B Preferred Stock.

                  (iii) Each such share of Variable Cumulative Preferred Stock, Series C, stated value $1,000 per share, of Morgan (the "Morgan Series C Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series C Preferred Stock.

                  (iv) Each such share of Variable Cumulative Preferred Stock, Series D, stated value $1,000 per share, of Morgan (the "Morgan Series D Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series D Preferred Stock.

                  (v) Each such share of Variable Cumulative Preferred Stock, Series E, stated value $1,000 per share, of Morgan (the "Morgan Series E Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series E Preferred Stock.

                  (vi) Each such share of Variable Cumulative Preferred Stock, Series F, stated value $1,000 per share, of Morgan (the "Morgan Series F Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series F Preferred Stock.

                  (vii) Each such share of 6.63% Cumulative Preferred Stock, Series H, stated value $500 per share, of Morgan (the "Morgan Series H Preferred Stock") shall be converted into one share of Chase Preferred Stock having substantially the same terms as the Morgan Series H Preferred Stock.

                  All of the shares of Morgan Preferred Stock converted into Chase Merger Preferred Stock pursuant to this Article II shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously representing any such shares of Morgan Preferred Stock shall thereafter represent the shares of Chase Merger Preferred Stock into which such Morgan Preferred Stock has been converted. Certificates previously representing shares of Morgan Preferred Stock shall be exchanged for certificates representing


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whole shares of corresponding Chase Merger Preferred Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2 hereof, without interest.

                  (d) Chase Capital Stock. Each share of Chase Common Stock and each share of Chase Preferred Stock (other than Dissenting Shares (as defined in
Section 2.1(e)) shall remain outstanding following the Effective Time as shares of the Surviving Corporation.

                  (e) Appraisal Rights. (i) Notwithstanding anything in this Agreement to the contrary, shares of (A) Morgan Preferred Stock (other than the Morgan Series A Preferred Stock and the Morgan Series H Preferred Stock) and (B) Fixed/Adjustable Noncumulative Chase Preferred Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders that have properly perfected their right of appraisal within the meaning of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the Chase Merger Preferred Stock or remain outstanding, as the case may be, unless and until such stockholders shall have failed to perfect any available right of appraisal under applicable law, but, instead, the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Morgan Preferred Stock held by such stockholder shall thereupon be deemed to have been converted into shares of the applicable Chase Merger Preferred Stock at the Effective Time in accordance with Section 2.1(c) and each share of such series of Chase Preferred Stock held by such stockholder shall remain outstanding in accordance with Section 2.1(d).

                  (ii) Morgan shall give Chase (i) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by Morgan, withdrawals of such objections and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by Morgan and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of Morgan thereunder. Morgan shall not, except with the prior written consent of Chase,
(x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.


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         2.2. Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Time, Chase shall deposit, or shall cause to be deposited, with ChaseMellon Shareholder Services LLC or a bank or trust company designated by Chase and reasonably acceptable to Morgan (the "Exchange Agent"), for the benefit of the holders of certificates or evidence of shares in book entry form which immediately prior to the Effective Time evidenced shares of Morgan Common Stock and Morgan Preferred Stock (collectively, the "Morgan Certificates"), for exchange in accordance with this
Article II, certificates or, at Chase's option, evidence of shares in book entry form (collectively "certificates") representing the shares of Chase Common Stock and Chase Merger Preferred Stock issuable pursuant to Section 2.1 (disregarding
Section 2.2(e) if Chase elects to issue and sell Excess Shares (as defined therein)) in exchange for such shares of Morgan Common Stock and Morgan Preferred Stock. Such certificates for shares of Chase Common Stock and Chase Merger Preferred Stock so deposited, together with any dividends or distributions with respect thereto, are hereinafter referred to as the "Exchange Fund".

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of shares of Morgan Common Stock or Morgan Preferred Stock immediately prior to the Effective Time whose shares were converted into shares of Chase Common Stock or Chase Merger Preferred Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Morgan Certificates shall pass, only upon delivery of the Morgan Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Chase and Morgan may reasonably specify) and (ii) instructions for use in effecting the surrender of the Morgan Certificates in exchange for certificates representing shares of Chase Common Stock and Chase Merger Preferred Stock, as the case may be. Upon surrender of a Morgan Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as the Exchange Agent may reasonably require, the holder of such Morgan Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Chase Common Stock or Chase Merger Preferred Stock which such holder has the right to receive in respect of the Morgan Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Morgan Common Stock then held by such holder), and the Morgan Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Morgan Common Stock or Morgan Preferred Stock which is not registered in the transfer records of Morgan, a certificate representing the proper number of shares of Chase Common Stock or Chase Merger Preferred Stock may be issued to a transferee if the Morgan Certificate representing such Morgan Common Stock or Morgan Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Morgan Certificate shall be deemed at any time after the Effective Time to represent only the Chase Common Stock or Chase Merger Preferred Stock into which the shares of Morgan Common Stock or Morgan Preferred Stock represented by such Morgan Certificate have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional shares of Chase Common Stock as contemplated by this Section 2.2.


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                  (c) Distributions with Respect to Unexchanged Shares. No
dividends or other distributions declared or made with respect to Chase Common Stock or Chase Merger Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Morgan Certificate with respect to the shares of Chase Common Stock or Chase Merger Preferred Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), until the holder of such Morgan Certificate shall surrender such Morgan Certificate. Subject to the effect of applicable laws, following surrender of any such Morgan Certificate, there shall be paid to the holder of the certificates representing whole shares of Chase Common Stock or Chase Merger Preferred Stock issued in exchange therefor, without interest, (A) at the time of such surrender or as promptly after the sale, if applicable, of the Excess Shares (as defined in Section 2.2(e)) as practicable, the amount of any cash payable with respect to a fractional share of Chase Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole shares of Chase Common Stock or Chase Merger Preferred Stock, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Chase Common Stock or Chase Merger Preferred Stock.

                  (d) No Further Ownership Rights in Morgan Common Stock or Morgan Preferred Stock. All shares of Chase Common Stock or Chase Merger Preferred Stock issued upon conversion of shares of Morgan Common Stock or Morgan Preferred Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Morgan Common Stock or Morgan Preferred Stock; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Morgan on such shares of Morgan Common Stock or Morgan Preferred Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Morgan Common Stock or Morgan Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Morgan Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
Article II.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Chase Common Stock shall be issued upon the surrender for exchange of Morgan Certificates evidencing Morgan Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Chase Common Stock delivered to the Exchange Agent by Chase pursuant to
Section 2.2(a) over (y) the aggregate number of full shares of Chase Common Stock to be distributed to holders of Morgan Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of Morgan Common

Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section.

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Morgan Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Morgan Common Stock (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Morgan Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Morgan Common Stock is entitled (after taking into account all shares of Morgan Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Morgan Common Stock are entitled.

                  (iv) Notwithstanding the provisions of clauses (ii) and (iii), above, Chase may elect, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in said clauses, to pay each holder of Morgan Common Stock an amount in cash equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Morgan Common Stock held at the Effective Time by such holder) would otherwise be entitled by (b) the closing price on the NYSE, as reported on the Consolidated Tape at the close of the NYSE regular session of trading, for a share of Chase Common Stock on the last business day immediately preceding the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this clause (iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Morgan Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Morgan Common Stock subject to and in accordance with the terms of Section 2.2(c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the stockholders of Morgan for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of Morgan who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Chase Common Stock or Chase Merger Preferred Stock, as the case may be, any cash in lieu of fractional shares of Chase Common Stock and any dividends or distributions with respect to Chase Common Stock or Chase Merger Preferred Stock.

                  (g) No Liability. Neither Chase nor Morgan nor the Surviving Corporation shall be liable to any holder of shares of Morgan Common Stock, Morgan Preferred Stock, Chase Common Stock or Chase Merger Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Withholding. Chase shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Morgan Common Stock, Morgan Preferred Stock or Chase Preferred Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Chase, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Morgan Common Stock, Morgan Preferred Stock or Chase Preferred Stock in respect of which such deduction and withholding was made by Chase.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of Morgan. Morgan represents and warrants to Chase as follows:

                  (a) Organization, Standing and Power. Morgan is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which has duly elected to become, and meets the applicable requirements for qualification as, a financial holding company pursuant to
Section 4(l) of the BHC Act. Morgan Guaranty Trust Company of New York ("Morgan Bank") is a wholly-owned Subsidiary of Morgan and a banking corporation organized under the laws of New York. Each of Morgan and its Significant Subsidiaries (as defined below) is a bank, corporation or partnership duly organized, validly existing and, in the case of banks or corporations, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Morgan. The Certificate of Incorporation and By-laws of Morgan, copies of which were previously furnished to Chase, are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, (i) a "Significant Subsidiary" means any Subsidiary of Morgan or Chase, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities or businesses of such entity and its Subsidiaries taken as a whole; and (iii) the term "material adverse effect" means, with respect to any entity, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities or businesses of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations hereunder or under the applicable Stock Option

Agreement on a timely basis; provided that, in any such case referred to in clause (ii) or (iii) the following shall not be deemed "material" or to have a "material adverse effect": any change or event caused by or resulting from (A) changes in prevailing interest rates, currency exchange rates or other economic or monetary conditions in the United States or elsewhere, (B) changes in United States or foreign securities markets, including changes in price levels or trading volumes, (C) changes or events affecting the financial services industry generally and not specifically relating to Morgan or Chase or their respective Subsidiaries, as the case may be, or (D) this Agreement or the transactions contemplated hereby or the announcement thereof; and provided, further, that in no event shall a change in the trading prices of a party's capital stock, by itself, be considered material or constitute a material adverse effect.

                  (b) Capital Structure. (i) The authorized capital stock of Morgan consists of 500,000,000 shares of Morgan Common Stock and 10,000,000 shares of Morgan Preferred Stock. As of the close of business on August 31, 2000
(A) 200,998,455 shares of Morgan Common Stock were issued (including shares held in treasury), 44,121,182 shares of Morgan Common Stock were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to Morgan's dividend reinvestment and stock purchase plan, Morgan's 1987 Stock Incentive Plan, 1989 Stock Incentive Plan, 1992 Stock Incentive Plan, Director Stock Plan (1992), Deferred Compensation Plan for Director's Fees, Stock Option Award, dated January 16, 1995, for 150,000 shares of Morgan Common Stock, 1995 Stock Incentive Plan, Stock Bonus Plan, Incentive Compensation Plan, 1995 Executive Officer Performance Plan, and 1998 Performance Plan, in each case as amended through the date hereof (such stock options, units and other awards and plans collectively, the "Morgan Stock Plans"), and 42,221,306 shares of Morgan Common Stock were held by Morgan in its treasury or by its Subsidiaries (other than as trading account shares, trust account shares or DPC shares); and (B) 3,094,300 shares of Morgan Preferred Stock were outstanding, consisting of 2,444,300 shares of Morgan Series A Preferred, 50,000 shares of Morgan Series B Preferred, 50,000 shares of Morgan Series C Preferred, 50,000 shares of Morgan Series D Preferred, 50,000 shares of Morgan Series E Preferred, 50,000 shares of Morgan Series F Preferred, and 400,000 shares of Morgan Series H Preferred. All outstanding shares of Morgan Common Stock and Morgan Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. The shares of Morgan Common Stock which may be issued pursuant to the Morgan Stock Option Agreement have been duly authorized and, if and when issued pursuant to the terms thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Morgan are issued or outstanding.

                  (iii) Except for (A) this Agreement, (B) Morgan Stock Options, Morgan SARs and Morgan Units (each as defined in Section 5.8(a)) which represented, as of August 31, 2000, the right to acquire up to an aggregate of 44,121,182 shares of Morgan Common Stock, (C) the Morgan Stock Option Agreement,
(D) as set forth in the disclosure schedule delivered by Morgan to Chase concurrently herewith (the "Morgan Disclosure Schedule"), and (E) agreements entered into and securities and other instruments issued after the date of this Agreement as permitted by Section 4.1, there are no options, warrants, calls, rights, commitments or agreements of any character to which Morgan or any Subsidiary of Morgan is a party or by which it or any such Subsidiary is bound obligating Morgan or any Subsidiary of Morgan to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Morgan or of any Subsidiary of Morgan or obligating Morgan or any Subsidiary of Morgan to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Morgan or any of its Subsidiaries (A) to repurchase, redeem or otherwise acquire any shares of capital stock of Morgan or any of its Subsidiaries, other than the Morgan Stock Option Agreement or (B) pursuant to which Morgan or any of its Subsidiaries is or could be required to register shares of Morgan Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), except the Morgan Stock Option Agreement and any such contractual obligations entered into after the date hereof as permitted by
Section 4.1.

                  (iv) Since August 31, 2000, except as set forth in the Morgan Disclosure Schedule and except as permitted by Section 4.1, Morgan has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable or exchangeable for or convertible into shares of capital stock, of Morgan or any of its Subsidiaries, other than pursuant to and as required by the terms of the Morgan Stock Option Agreement, the dividend reinvestment and stock purchase plan referred to above, and any employee stock options and other awards issued prior to the date hereof under the Morgan Stock Plans (or issued after the date hereof in the ordinary course of business consistent with past practice as permitted by such plans or, in the case of options and other equity-based awards issued after the date of this Agreement, Sections 4.1(c), 4.1(j) and 4.1(k)); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Morgan Subsidiaries, any shares of capital stock of Morgan or any of its Subsidiaries (other than the acquisition of trading account shares, trust account shares and DPC shares in the ordinary course of business consistent with past practice); or (C) declared, set aside, made or paid to the stockholders of Morgan dividends or other distributions on the outstanding shares of capital stock of Morgan, other than (x) regular quarterly cash dividends on the Morgan Common Stock at a rate not in excess of the regular quarterly cash dividends most recently declared by Morgan prior to the date of this Agreement and (y) cash dividends on the Morgan Preferred Stock as required by the terms thereof as in effect on the date hereof.

                  (v) Morgan has terminated its dividend reinvestment and stock purchase plan effective as of the date of this Agreement.

                  (c) Authority. (i) Morgan has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and, subject to adoption of this Agreement by the requisite vote of the holders of Morgan Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Morgan, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of Morgan. This Agreement and the Stock Option Agreements have been duly executed and delivered by Morgan and each constitutes a valid and binding obligation of Morgan, enforceable against Morgan in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         (ii) The execution and delivery of this Agreement and the Stock Option Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, (A) any provision of the Certificate of Incorporation or By-laws of Morgan or any Subsidiary of Morgan, or (B) except as disclosed in the Morgan Disclosure Schedule and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Morgan Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Morgan or any Subsidiary of Morgan or their respective properties or assets, which Violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Morgan.

         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or industry self-regulatory organization (a "Governmental Entity"), is required by or with respect to Morgan or any Subsidiary of Morgan in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Morgan or the consummation by Morgan of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on Morgan, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act and the Federal Reserve Act (the "FRA") and approval of same, (B) the filing with the SEC of (1) the Joint Proxy Statement/Prospectus (as defined in Section 5.1(a)) and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (D) the filing of an application with the Superintendent of Banks and the Banking Board of the State of New York and such other applications, filings, authorizations, orders and approvals as may be required under the banking laws of other states, and approval thereof (collectively, the "State Banking Approvals"), (E) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal or state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations of the SEC and the Commodity Futures Trading Commission (the "CFTC") thereunder and of any applicable industry self-regulatory organization and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws of the various states in which Morgan or any of its Subsidiaries is licensed or regulated, (F) notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (G) confirmation by way of a decision from the Commission of the European Union under

Regulation 4064/89 (the "EU Clearance"), (H) such other filings, authorizations, orders and approvals as may be required under foreign banking and similar laws with respect to bank Subsidiaries of Morgan that are chartered or licensed under the laws of foreign jurisdictions, and (I) such filings, notifications and approvals as are required under the Small Business Investment Act of 1958 ("SBIA") and the rules and regulations of the Small Business Administration ("SBA") thereunder.

         (d) SEC Documents; Undisclosed Liabilities. (i) Morgan has filed all required reports, schedules, registration statements and other documents with the SEC since December 31, 1997 (the "Morgan SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Morgan SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Morgan SEC Documents, and none of the Morgan SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Morgan included in the Morgan SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Morgan and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown.

         (ii) Except for (A) those liabilities that are fully reflected or reserved for in the consolidated financial statements of Morgan included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, as filed with the SEC, (B) liabilities incurred since June 30, 2000 in the ordinary course of business consistent with past practice, and (C) liabilities which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Morgan, Morgan and its Subsidiaries do not have, and since June 30, 2000 Morgan and its Subsidiaries have not incurred (except as permitted by Section 4.1), any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Morgan's financial statements in accordance with generally accepted accounting principles).

         (e) Information Supplied. None of the information supplied or to be supplied by Morgan for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 5.1(a)) will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/ Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by Morgan with respect to statements made or incorporated by reference therein based on information supplied by Chase for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

         (f) Compliance with Applicable Laws. Morgan and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Morgan and its Subsidiaries, taken as a whole (the "Morgan Permits"), and Morgan and its Subsidiaries are in compliance with the terms of the Morgan Permits, except where the failure so to hold or comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Morgan. Except as disclosed in the Morgan SEC Documents filed prior to the date of this Agreement or as set forth in the Morgan Disclosure Schedule, the businesses of Morgan and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on Morgan. To the knowledge of Morgan, no investigation by any Governmental Entity with respect to Morgan or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Morgan.

         (g) Legal Proceedings. Except as disclosed in the Morgan SEC Documents filed prior to the date of this Agreement or as set forth in the Morgan Disclosure Schedule, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Morgan, threatened, against or affecting Morgan or any Subsidiary of Morgan as to which there is a significant possibility of an adverse outcome which would, individually or in the aggregate, have a material adverse effect on Morgan, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Morgan or any Subsidiary of Morgan having, individually or in the aggregate, a material adverse effect on Morgan or on the Surviving Corporation.

         (h) Taxes. Morgan and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Morgan has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Morgan SEC Documents reflect an adequate reserve for all taxes payable by Morgan and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Morgan or any of its Subsidiaries that are not adequately reserved for. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. Neither Morgan nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (i) Certain Agreements. Except as disclosed in or filed as exhibits to the Morgan SEC Documents filed prior to the date of this Agreement or as disclosed in the Morgan Disclosure Schedule and except for this Agreement and the Stock Option Agreements, neither Morgan nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors, executive officers or key employees, or with consultants that are natural persons, involving the payment of $10,000,000 or more per annum, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to or incorporated by reference in the Morgan SEC Reports, (iii) which limits in any material way the ability of Morgan or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or which requires referrals of any material business or requires Morgan or any of its affiliates to make available material investment opportunities to any person on a priority, equal or exclusive basis, (iv) with or to a labor union or guild (including any collective bargaining agreement),
(v) in the case of a Morgan Benefit Plan (as defined in Section 3.1(j)), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreements, or (vi) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement or the Stock Option Agreements. Morgan has previously made available to Chase complete and accurate copies of each contract, arrangement, commitment or understanding of the type described in this Section 3.1(i) (collectively referred to herein as the "Morgan Contracts"). All of the Morgan Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Morgan. Neither Morgan nor any of its Subsidiaries has, and to the best knowledge of Morgan, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Morgan Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Morgan.

         (j) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA Section 3(37)) and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether formal or informal, oral or written, legally binding or not, under which any employee or former employee of Morgan or any of its Subsidiaries has any present or future right to benefits (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by Morgan or Morgan Bank or any of their Subsidiaries or under which Morgan, Morgan Bank or any of their Subsidiaries has any present or future liability (the "Morgan Benefit Plans"), Morgan has made available, or within 30 days after the execution hereof will make available, to Chase a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Morgan Benefit Plan, (C) each trust agreement relating to such Morgan Benefit Plan, (D) the most recent summary plan description for each Morgan Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Morgan Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Morgan Benefit Plan qualified under
Section 401(a) of the Code.

         (ii) With respect to the Morgan Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Morgan, there exists no condition or set of circumstances, in connection with which Morgan or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a material adverse effect on Morgan under ERISA, the Code or any other applicable law.

         (iii) True and complete copies of the Morgan Stock Plans as in effect on the date hereof have been, or within 30 days after the execution hereof will be, provided or made available to Chase.

         (iv) Except as set forth in the Morgan Disclosure Schedule, no Morgan Benefit Plan or Morgan Stock Plan exists that could result in the payment to any present or former employee of Morgan or any Subsidiary of Morgan of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Morgan or any Subsidiary of Morgan as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

         (k) Subsidiaries. Exhibit 21 to Morgan's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 includes all the Subsidiaries of Morgan which are Significant Subsidiaries. Each of Morgan's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the Federal Deposit Insurance Act (the "FDIA") and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Morgan or by another Morgan Subsidiary are fully paid and, except as provided in Sections 5004(8) and 114 of the New York Banking Law, nonassessable and are owned by Morgan or a Subsidiary of Morgan free and clear of any claim, lien or encumbrance.

         (l) Agreements with Regulators. Neither Morgan nor any Subsidiary of Morgan is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Morgan been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the Morgan SEC Documents filed prior to the date of this Agreement or, in the case of actions taken after the date hereof, except as permitted by Section 4.1, since June 30, 2000 (i) Morgan and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (ii) there has not been any change, circumstance or event (including any event involving a prospective change) which has had, or would reasonably be expected to have, a material adverse effect on Morgan.

         (n) Board Approval. The Board of Directors of Morgan, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Morgan Board Approval"), has (i) determined that this Agreement, the Stock Option Agreements and the Merger are fair to and in the best interests of Morgan and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement, the Stock Option Agreements and the Merger, and (iii) recommended that the stockholders of Morgan adopt this Agreement and directed that such matter be submitted for consideration by Morgan stockholders at the Morgan Stockholders Meeting (as defined in Section 5.1(b)). The Morgan Board Approval constitutes approval of this Agreement, the Morgan Stock Option Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of Morgan, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

         (o) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Morgan Common Stock to adopt this Agreement (the "Required Morgan Vote") is the only vote of the holders of any class or series of Morgan capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

         (p) Accounting Matters. Neither Morgan nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Chase from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the Morgan SEC Documents filed prior to the date of this Agreement, Morgan or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Morgan SEC Documents as being owned by Morgan or one of its Subsidiaries or acquired after the date thereof which are material to Morgan's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Morgan which are banks incurred in the ordinary course of their banking business and
(C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Morgan SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to Morgan's knowledge, the lessor, except in the case of clauses (i) and (ii) above as would not reasonably be expected to have a material adverse effect on Morgan.

         (r) Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Morgan or one of its Subsidiaries or entered into by Morgan or one of its Subsidiaries for the account of a customer of Morgan or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties reasonably believed by Morgan to be financially responsible at the time, and are legal, valid and binding obligations of Morgan or one of its Subsidiaries and, to the best knowledge of Morgan, of the other parties thereto enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, in each case except as would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Morgan. Morgan and each of its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Morgan, and, to the best knowledge of Morgan, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except as would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Morgan.

         (s) Intellectual Property. Morgan and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Morgan Intellectual Property") necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such Morgan Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Morgan. Neither Morgan nor any such Subsidiary has received any notice of infringement of or conflict with, and to Morgan's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Morgan Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Morgan.

         (t) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except J.P. Morgan Securities Inc., and Morgan agrees to indemnify Chase and to hold Chase harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Morgan or its affiliates.

         (u) Opinion of Morgan Financial Advisor. Morgan has received the opinion of its financial advisor, J.P Morgan Securities Inc., dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to Morgan and the holders of Morgan Common Stock.

         3.2. Representations and Warranties of Chase. Chase represents and warrants to Morgan as follows:

         (a) Organization, Standing and Power. Chase is a bank holding company registered under the BHC Act, which has duly elected to become, and meets the applicable requirements for qualification as, a financial holding company pursuant to Section 4(l) of the

BHC Act. The Chase Manhattan Bank ("Chase Bank") is a wholly-owned Subsidiary of Chase and a banking corporation organized under the laws of the State of New York. Each of Chase and its Significant Subsidiaries is a bank, corporation or partnership duly organized, validly existing and, in the case of banks or corporations, in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Chase. The Certificate of Incorporation and By-laws of Chase, copies of which were previously furnished to Morgan, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

         (b) Capital Structure. (i) The authorized capital stock of Chase consists of 4,500,000,000 shares of Chase Common Stock and 200,000,000 shares of Chase Preferred Stock. As of the close of business on August 31, 2000 (A) 1,322,758,290 shares of Chase Common Stock were outstanding (including shares held in treasury), 222,049,228 shares of Chase Common Stock were reserved for issuance upon the exercise or payment of outstanding stock options, stock units or other awards or pursuant to Chase's dividend reinvestment plan, Value Shares, Success Shares and Vision Shares Plans, the Deferred Compensation Plan for Non-Employee Directors of Chase and Chase Bank, the Post-Retirement Compensation Plan for Non-Employee Directors, Chase's Corporate Performance Incentive Plan, Chase's Employee Stock Purchase Plan, the Deferred Compensation Plan of Chase and Participating Companies, the Chase 1996 Long-Term Incentive Plan, and long-term incentive and other stock plans assumed by Chase in connection with the combinations with and acquisitions of Manufacturers Hanover Corporation, Chemical Banking Corporation, Margaretten Financial Corporation and Hambrecht & Quist Group (such plans and programs, collectively, the "Chase Stock Plans"), and 13,890,325 shares of Chase Common Stock were held by Chase in its treasury or by its Subsidiaries (other than trading account shares, trust account shares or DPC shares); and (B) 23,100,000 shares of Chase Preferred Stock were outstanding, consisting of 8,000,000 shares of 10.84% Cumulative Preferred Stock, 9,100,00 shares of Adjustable Rate Cumulative Preferred Stock, Series L, 4,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock and 2,000,000 shares of Adjustable Rate Cumulative Preferred Stock, Series N. All outstanding shares of Chase Common Stock and Chase Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights. The shares of Chase Common Stock and Chase Merger Preferred Stock (x) to be issued pursuant to or as specifically contemplated by this Agreement (including without limitation as contemplated by Section 5.8 hereof), or (y) which may be issued pursuant to the Chase Stock Option Agreement, have been duly authorized and, if and when issued in accordance with the terms hereof or thereof, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

         (ii) No Voting Debt of Chase is issued or outstanding.

         (iii) Except for (A) this Agreement, (B) options or awards issued or to be issued under the Chase Stock Plans, which represented, as of August 31, 2000, the right to acquire up to an aggregate of 163,327,444 shares of Chase Common Stock, (C) the Chase Stock Option Agreement, and (D) agreements entered into and securities and other instruments issued after the date of this Agreement as permitted by Section 4.2, there are no options, warrants, calls, rights, commitments or agreements of any character to which Chase or any Subsidiary of Chase is a party or by which it or any such Subsidiary is bound obligating Chase or any Subsidiary of Chase to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Chase or of any Subsidiary of Chase or obligating Chase or any Subsidiary of Chase to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of Chase or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of Chase or any of its Subsidiaries, other than the Chase Stock Option Agreement, or (B) except as set forth in the disclosure schedule delivered by Chase to Morgan concurrently herewith (the "Chase Disclosure Schedule"), pursuant to which Chase or any of its Subsidiaries is or could be required to register shares of Chase Common Stock or other securities under the Securities Act, except the Chase Stock Agreement and any such contractual obligations entered into after the date hereof as permitted by Section 4.2.

         (iv) Since August 31, 2000, and except as permitted pursuant to Section 4.2, Chase has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable or exchangeable for or convertible into shares of capital stock, of Chase or any of its Subsidiaries, other than pursuant to and as required by the terms of the Chase Stock Option Agreement, the Chase Stock Plans and any employee stock options and other awards issued under the Chase Stock Plans prior to the date hereof (or issued after the date hereof in the ordinary course of business consistent with past practice as permitted by such plans or, in the case of options and other equity-based awards issued after the date of this Agreement, Sections 4.2(c) and 4.2(j)); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more Chase Subsidiaries, any shares of capital stock of Chase or any of its Subsidiaries (other than the acquisition of trading account shares, trust account shares or DPC shares in the ordinary course of business consistent with past practice); or
(C) declared, set aside, made or paid to the stockholders of Chase dividends or other distributions on the outstanding shares of capital stock of Chase, other than (x) regular quarterly cash dividends on the Chase Common Stock at a rate not in excess of the regular quarterly cash dividend most recently declared by Chase prior to the date of this Agreement and (y) cash dividends on the Chase Preferred Stock as required by the terms of such preferred stock as in effect on the date hereof.

         (c) Authority. (i) Chase has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and, subject to adoption of this Agreement by the requisite vote of the holders of Chase Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Chase, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of Chase. This Agreement and the Stock Option Agreements have been duly executed and delivered by Chase and each constitutes a valid and binding obligation of Chase, enforceable against Chase in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         (ii) The execution and delivery of this Agreement and the Stock Option Agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation pursuant to (A) any provision of the Certificate of Incorporation or By-laws of Chase or any Subsidiary of Chase, or (B) except as disclosed in the Chase Disclosure Schedule and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Chase Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chase or any Subsidiary of Chase or their respective properties or assets which Violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Chase.

         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Chase or any Subsidiary of Chase in connection with the execution and delivery of this Agreement and the Stock Option Agreements by Chase or the consummation by Chase of the transactions contemplated hereby and thereby, the failure to make or obtain which would have a material adverse effect on Chase, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act and the FRA and approval of same, (B) the filing with the SEC of the Joint Proxy Statement/Prospectus, the Form S-4 and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger and the Certificates of Designations for the Chase Merger Preferred Stock with the Secretary of State of the State of Delaware, (E) the State Banking Approvals, (F) consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal or state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations of the SEC and the CFTC thereunder and of any applicable industry self-regulatory organization, and the rules of the NYSE, or which are required under consumer finance, mortgage banking and other similar laws of the various states in which Morgan or any of its Subsidiaries is licensed or regulated, (G) notices or filings under the HSR Act, (H) the EU Clearance, (I) such other filings, authorizations, orders and approvals as may be required under foreign banking and similar laws with respect to bank Subsidiaries of Morgan that are chartered or licensed under the laws of foreign jurisdictions, and (J) such filings, notifications and approvals as are required under the SBIA and the rules and regulations of the SBA thereunder.

         (d) SEC Documents; Undisclosed Liabilities. (i) Chase has filed all required reports, schedules, registration statements and other documents with the SEC since December 31, 1997 (the "Chase SEC Documents"). As of their respective dates of filing with the SEC (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing), the Chase SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Chase SEC Documents, and none of the Chase SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Chase included in the Chase SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position of Chase and its consolidated Subsidiaries and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies as of the dates and for the periods shown.

         (ii) Except for (A) those liabilities that are fully reflected or reserved for in the consolidated financial statements of Chase included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, as filed with the SEC, (B) liabilities incurred since June 30, 2000 in the ordinary course of business consistent with past practice, and (C) liabilities which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Chase, Chase and its Subsidiaries do not have, and since June 30, 2000 Chase and its Subsidiaries have not incurred (except as permitted by Section 4.2), any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in Chase's financial statements in accordance with generally accepted accounting principles).

         (e) Information Supplied. None of the information supplied or to be supplied by Chase for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Joint Proxy Statement/Prospectus will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder, except that no representation or warranty is made by Chase with respect to statements made or incorporated by reference therein based on information supplied by Morgan for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus or Form S-4.

         (f) Compliance with Applicable Laws. Chase and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Chase and its Subsidiaries, taken as a whole (the "Chase Permits"), and Chase and its Subsidiaries are in compliance with the terms of the Chase Permits and all applicable laws and regulations, except where the failure so to hold or comply, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Chase. Except as disclosed in the Chase SEC Documents filed prior to the date hereof or as set forth in the Chase Disclosure Schedule, the businesses of Chase and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a material adverse effect on Chase. To the knowledge of Chase, no investigation by any Governmental Entity with respect to Chase or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Chase.

         (g) Legal Proceedings. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement or as set forth in the Chase Disclosure Schedule, there is no suit, action, investigation or proceeding (whether judicial, arbitral, administrative or other) pending or, to the knowledge of Chase, threatened, against or affecting Chase or any Subsidiary of Chase as to which there is a significant possibility of an adverse outcome which would, individually or in the aggregate, have a material adverse effect on Chase, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chase or any Subsidiary of Chase having, individually or in the aggregate, a material adverse effect on Chase or on the Surviving Corporation.

         (h) Taxes. Chase and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Chase has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Chase SEC Documents reflect an adequate reserve for all taxes payable by Chase and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Chase or any of its Subsidiaries that are not adequately reserved for. Neither Chase nor any of its Subsidiaries has taken any action or knows of any fact, agreement or plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         (i) Certain Agreements. Except as disclosed in or filed as exhibits to the Chase SEC Documents filed prior to the date of this Agreement or as disclosed in the Chase Disclosure Schedule and except for this Agreement and the Stock Option Agreements, neither Chase nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (i) with respect to the employment of any directors, executive officers or key employees, or with any consultants that are natural persons, involving the payment of $10,000,000 or more per annum, (ii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) that has not been filed as an exhibit to or incorporated by reference in the Chase SEC Reports, (iii) which limits in any material way the ability of Chase or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, or which requires referrals of any material business or requires Chase or any of its affiliates to make available material investment opportunities to any person on a priority, equal or exclusive basis, (iv) with or to a labor union or guild (including any collective bargaining agreement),
(v) in the case of a Chase Benefit Plan (as defined in Section 3.2(j)), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the

Stock Option Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Stock Option Agreements, or (vi) which would prohibit or delay the consummation of any of the transactions contemplated by this Agreement or the Stock Option Agreements. Chase has previously made available to Morgan complete and accurate copies of each contract, arrangement, commitment or understanding of the type described in this Section 3.2(i) (collectively referred to herein as "Chase Contracts"). All of the Chase Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Chase. Neither Chase nor any of its Subsidiaries has, and to the best knowledge of Chase, none of the other parties thereto have, violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Chase Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on Chase.

         (j) Benefit Plans. (i) With respect to each Benefit Plan maintained or contributed to by Chase or Chase Bank or any of their Subsidiaries or under which Chase, Chase Bank or any of their Subsidiaries have any present or future liability (the "Chase Benefit Plans"), Chase has made available, or within 30 days after the execution hereof will make available, to Morgan a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Chase Benefit Plan, (C) each trust agreement relating to such Chase Benefit Plan, (D) the most recent summary plan description for each Chase Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a Chase Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Chase Benefit Plan qualified under Section 401(a) of the Code.

         (ii) With respect to the Chase Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Chase, there exists no condition or set of circumstances in connection with which Chase or any of its Subsidiaries could be subject to any liability that would reasonably be expected to have a material adverse effect upon Chase under ERISA, the Code or any other applicable law.

         (iii) True and complete copies of the Chase Stock Plans as in effect on the date hereof have been, or within 30 days after the execution hereof will be, provided or made available to Morgan.

         (iv) Except as set forth in the Chase Disclosure Schedule, no Chase Benefit Plan or Chase Stock Plan exists that could result in the payment to any present or former employee of Chase or any Subsidiary of Chase of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Chase or any Subsidiary of Chase as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code Section 280G.

         (k) Subsidiaries. Exhibit 21.1 to Chase's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 includes all the Subsidiaries of Chase which are Significant Subsidiaries. Each of Chase's Subsidiaries that is a bank (as defined in the BHC Act) is an

"insured bank" as defined in the FDIA and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by Chase or by another Subsidiary of Chase are fully paid and, except as provided in Sections 5004(8) and 114 of the New York Banking Law and 12 U.S.C. Section 55, nonassessable and are owned by Chase or a Subsidiary of Chase free and clear of any claim, lien or encumbrance.

         (l) Agreements with Regulators. Except in connection with matters disclosed in the Chase SEC Reports filed prior to the date hereof, neither Chase nor any Subsidiary of Chase is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Chase been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement (or, in the case of actions taken after the date hereof, except as permitted by Section 4.2), since June 30, 2000 (i) Chase and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices and (ii) there has not been any change, circumstance or event (including any event involving a prospective change) which has had, or would reasonably be expected to have, a material adverse effect on Chase.

         (n) Board Approval. The Board of Directors of Chase, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held (the "Chase Board Approval"), has (i) determined that this Agreement, the Stock Option Agreements and the Merger are fair to and in the best interests of Chase and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement, the Stock Option Agreements and the Merger, and (iii) recommended that the stockholders of Chase adopt this Agreement and directed that such matter be submitted for consideration by Chase stockholders at the Chase Stockholders Meeting (as defined in Section 5.1(c)). The Chase Board Approval constitutes approval of this Agreement, the Chase Stock Option Agreement and the Merger for purposes of Section 203 of the DGCL. To the knowledge of Chase, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to this Agreement, the Stock Option Agreements, the Merger or the other transactions contemplated hereby or thereby.

         (o) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Chase Common Stock to adopt this Agreement (the "Required Chase Vote") is the only vote of the holders of any class or series of Chase capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger).

         (p) Accounting Matters. Except for the matters disclosed in the Chase Disclosure Schedule, neither Chase nor, to its best knowledge, any of its affiliates, has taken or agreed to take any action that would prevent Chase from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the Chase SEC Documents filed prior to the date of this Agreement, Chase or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Chase SEC Documents as being owned by Chase or one of its Subsidiaries or acquired after the date thereof which are material to Chase's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever, except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Chase which are banks incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Chase SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to Chase's knowledge, the lessor, except in the case of clauses (i) and (ii) above as would not reasonably be expected to have a material adverse effect on Chase.

         (r) Interest Rate Risk Management Instruments. Any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Chase or one of its Subsidiaries or entered into by Chase or one of its Subsidiaries for the account of a customer of Chase or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable rules, regulations and policies of any Governmental Entity and with counterparties reasonably believed by Chase to be financially responsible at the time, and are legal, valid and binding obligations of Chase or one of its Subsidiaries and, to the best knowledge of Chase, of the other parties thereto, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect, in each case except as would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Chase. Chase and each of its Subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Chase, and, to the best knowledge of Chase, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except as would not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on Chase.

         (s) Intellectual Property. Chase and its Subsidiaries own or have a valid license to use all trademarks, service marks and trade names (including any registrations or applications for registration of any of the foregoing) (collectively, the "Chase Intellectual Property") necessary to carry on their business substantially as currently conducted, except where such failures to own or validly license such Chase Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Chase. Neither Chase nor any such Subsidiary has received any notice of infringement of or conflict with, and to

Chase's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Chase Intellectual Property that individually or in the aggregate, in either such case, would reasonably be expected to have a material adverse effect on Chase.

         (t) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Chase Securities Inc., and Chase agrees to indemnify Morgan and to hold Morgan harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by Chase or its affiliates.

         (u) Opinion of Chase Financial Advisor. Chase has received the opinion of its financial advisor, Chase Securities Inc., dated the date of this Agreement, to the effect that the Exchange Ratio is fair, from a financial point of view, to Chase and the holders of Chase Common Stock.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1. Covenants of Morgan. During the period from the date of this Agreement and continuing until the Effective Time, Morgan agrees as to itself and its Subsidiaries that, except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements or to the extent that Chase shall otherwise consent in writing:

         (a) Ordinary Course. Morgan and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Morgan shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business,
(ii) change its or its Subsidiaries' lending, investment, underwriting, risk and asset-liability management and other material banking or operating policies in any respect which is material to Morgan, except as required by law or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, or (iv) enter into or terminate any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice.

         (b) Dividends; Changes in Stock. Morgan shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) as provided in Section 5.12, (B) the declaration and payment of regular quarterly cash dividends on the Morgan Common Stock at a rate not in excess of the regular quarterly cash dividend most recently declared prior to the date of this Agreement and regular cash dividends on the Morgan Preferred Stock in accordance with the terms of such preferred stock as in effect on the date of this Agreement, in each case with usual record and payment dates for such dividends in accordance with Morgan's past dividend practice or as required by the terms of such preferred stock, and (C) for dividends by a wholly-owned Subsidiary of Morgan, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of trading account shares, trust account shares and DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed or not required to be disclosed in the Morgan Disclosure Schedule).

         (c) Issuance of Securities. Morgan shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, any Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Morgan Common Stock upon the exercise of stock options issued under the Morgan Stock Plans and either outstanding on the date of this Agreement or thereafter issued as permitted by Sections 4.1(j) and 4.1(k), or pursuant to the Morgan Stock Option Agreement, (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent or to another wholly-owned Subsidiary of Morgan, and (iii) such issuances as may be necessary for Morgan and the Merger to qualify for "pooling of interests" accounting treatment.

         (d) Governing Documents, Etc. Morgan shall not amend or propose to amend its Certificate of Incorporation or By-laws or enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly-owned Subsidiary of Morgan.

         (e) No Acquisitions. Other than (i) acquisitions disclosed in the Morgan Disclosure Schedule, and (ii) acquisitions in existing or related lines of business of Morgan and its Subsidiaries the fair market value of the total consideration for which does not exceed $100,000,000 in the aggregate, Morgan shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture with, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries other than Morgan Bank, (ii) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business, (iii) acquisitions of control by a banking Subsidiary in its fiduciary capacity, (iv) investments made by small business investment company or venture capital Subsidiaries, acquisitions of financial assets and merchant banking activities, in each case in the ordinary course of business consistent with past practice, (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (vi) acquisitions of securities in the ordinary course of Morgan's or its Subsidiaries' underwriting, trading or market-making businesses consistent with past practice.

         (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries other than Morgan Bank, (ii) dispositions referred to in Morgan SEC Documents filed prior to the date of this Agreement or as disclosed in the Morgan Disclosure Schedule, (iii) securitization activities in the ordinary course of business consistent with past practice, and (iv) other activities in the ordinary course of business consistent with past practice, Morgan shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries) which are material, individually or in the aggregate, to Morgan.

         (g) Indebtedness. Morgan shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness) or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Morgan or any of its Subsidiaries or guarantee any long-term debt securities of others, other than (i) in replacement of existing or maturing debt, (ii) indebtedness of any Subsidiary of Morgan to Morgan or to another Subsidiary of Morgan, or (iii) in the ordinary course of business consistent with past practice.

         (h) Other Actions. Morgan shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Morgan or on the Surviving Corporation following the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement or the Stock Option Agreements, or (unless such action is required by applicable law) which would adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g).

         (i) Accounting Methods. Except as disclosed in Morgan SEC Documents filed prior to the date of this Agreement, Morgan shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles as concurred in by Morgan's independent auditors.

         (j) Pooling and Tax-Free Reorganization Treatment. Morgan shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Morgan to exercise its rights under the Stock Option Agreements.

         (k) Compensation and Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, Morgan agrees as to itself and its Subsidiaries that, except as disclosed in the Morgan Disclosure Schedule, it will not, without the prior written consent of Chase (and subject in all cases to Morgan's obligations under Section 4.1(j)), (i) enter into, adopt, amend (except for such amendments as may be required by law) or terminate any Morgan Benefit Plan, or any other employee benefit plan or any agreement, arrangement, plan or policy between Morgan or a Subsidiary of Morgan and one or more of its directors or officers, (ii) except for normal payments, awards and increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement (other than a renewal occurring in accordance with the terms thereof) providing for the payment to any director, officer or employee of such party of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements; provided however, that any such payments or awards that result in an aggregate compensation expense for the 2000 fiscal year not exceeding 50% of consolidated total revenues, net, of Morgan for that year (the "maximum expense") shall not be regarded as a breach of Morgan's obligations hereunder; and provided further that payments of target awards under the 1998 Performance Plan of J.P. Morgan & Co. Incorporated and Affiliated Companies shall be permitted in all events hereunder in accordance with the terms of such Plan, and any expense resulting therefrom shall not be taken into account when making any calculation pursuant to the previous proviso.

         (l) Tax Elections. Morgan shall not (i) change any tax election, annual tax accounting period or method of tax accounting in any material respect, (ii) file any material amended tax return, (iii) enter into any closing agreement relating to any material tax, (iv) settle any material tax claim or assessment, or (v) surrender any right to claim a material tax refund or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment.

         (m) Investment Portfolio. Morgan shall not materially restructure or materially change (on a consolidated basis) its investment securities portfolio, its hedging strategy or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or materially alter the credit or risk concentrations associated with its underwriting, market-making and other investment banking businesses.

         (n) No Liquidation. Morgan shall not, and shall not permit any of its Significant Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

         (o) Other Agreements. Morgan shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.1.

         4.2. Covenants of Chase. During the period from the date of this Agreement and continuing until the Effective Time, Chase agrees as to itself and its Subsidiaries that, except as expressly contemplated or permitted by this Agreement or the Stock Option Agreements or to the extent that Morgan shall otherwise consent in writing:

         (a) Ordinary Course. Chase and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations, maintain their rights, franchises, licenses and other authorizations issued by Governmental Entities and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. Chase shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, underwriting, risk and asset-liability management and other material banking or operating policies in any respect which is material to Chase, except as required by law or by policies imposed by a Governmental Entity, (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice, or (iv) enter into or terminate any material lease, contract or agreement, or make any change to any existing material leases, contracts or agreements, except in the ordinary course of business consistent with past practice.

         (b) Dividends; Changes in Stock. Chase shall not, nor shall it permit any of its Subsidiaries to, or propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except (A) as provided in Section 5.12, (B) the declaration and payment of regular quarterly cash dividends on the Chase Common Stock at a rate not in excess of the regular quarterly cash dividend most recently declared prior to the date of this Agreement and regular cash dividends on the Chase Preferred Stock in accordance with the terms of such preferred stock as in effect on the date of this Agreement, in each case with usual record and payment dates for such dividends in accordance with Chase's past dividend practice or as required by the terms of such preferred stock, and (C) for dividends by a wholly-owned Subsidiary of Chase, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance or authorization of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock (except for the acquisition of trading account shares, trust account shares and DPC shares in the ordinary course of business consistent with past practice and except pursuant to agreements in effect on the date hereof and disclosed or not required to be disclosed in the Chase Disclosure Schedule).

         (c) Issuance of Securities. Chase shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Chase Common Stock upon the exercise of stock options issued under the Chase Stock Plans in accordance with the terms of the applicable Chase Stock Plan in effect on the date of this Agreement, issuances of stock options and other equity awards in the ordinary course of business consistent with past practices or issuances of Chase Common Stock pursuant to the Chase Stock Option Agreement, (ii) issuances by a wholly-owned Subsidiary of its capital stock to its parent or to another wholly-owned Subsidiary of Chase,
(iii) issuances in respect of any acquisitions, mergers, share exchanges, consolidations, business combinations or similar transactions by Chase or its subsidiaries permitted by Section 4.2(e), including any financings therefor, and
(iv) as disclosed in the Chase Disclosure Schedule.

         (d) Governing Documents. Chase shall not amend or propose to amend its Certificate of Incorporation or By-laws in any way that is materially adverse to Morgan or

Morgan's stockholders or to Chase's ability to consummate the transactions contemplated hereby or by the Chase Stock Option Agreement or, except as permitted pursuant to Section 4.2(e) or 4.2(f), enter into, or permit any Subsidiary to enter into, a plan of consolidation, merger or reorganization with any person other than a wholly-owned Subsidiary of Chase.

         (e) No Acquisitions. Other than acquisitions (whether by means of merger, share exchange, consolidation, tender offer, asset purchase or otherwise) and other business combinations (collectively, "Acquisitions") provided that (A) the fair market value of the total consideration paid by Chase and its Subsidiaries in Isuch Acquisitions does not exceed in the aggregate the amount set forth in the Chase Disclosure Schedule, and (B) such Acquisitions do not present a material risk of making it materially more difficult to obtain the Requisite Regulatory Approvals, Chase shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire, by merging or consolidating with, by purchasing a substantial equity interest in or a substantial portion of the assets of, by forming a partnership or joint venture, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets; provided, however, that the foregoing shall not prohibit (i) internal reorganizations or consolidations involving existing Subsidiaries other than Chase Bank, (ii) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business, (iii) acquisitions of control by a banking Subsidiary in its fiduciary capacity, (iv) investments made by small business investment company or venture capital Subsidiaries, acquisitions of financial assets and merchant banking activities, in each case in the ordinary course of business consistent with past practice, (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or (vi) acquisitions of securities in the ordinary course of Chase's or its Subsidiaries' underwriting, trading or market-making businesses consistent with past practice.

         (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries other than Chase Bank, (ii) dispositions referred to in Chase SEC Documents filed prior to the date of this Agreement or as disclosed in the Chase Disclosure Schedule, (iii) securitization activities in the ordinary course of business consistent with past practice,
(iv) other activities in the ordinary course of business consistent with past practice, and (v) other dispositions of assets (including Subsidiaries) if the fair market value of the total consideration received therefrom does not exceed in the aggregate the amount set forth in the Chase Disclosure Schedule, Chase shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital stock of its Subsidiaries) which are material, individually or in the aggregate, to Chase.

         (g) Indebtedness. Chase shall not, and shall not permit any of its Subsidiaries to, incur, create or assume any long-term indebtedness for borrowed money (or modify any of the material terms of any such outstanding long-term indebtedness) or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of Chase or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement of existing or maturing debt,
(ii) indebtedness of any Subsidiary of Chase or another Subsidiary of Chase or
(iii) in the ordinary course of business consistent with past practice.

                  (h) Other Actions. Chase shall not, and shall not permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Chase or on the Surviving Corporation following the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement or the Stock Option Agreements, or (unless such action is required by applicable law) which would adversely affect the ability of the parties to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g).

                  (i) Accounting Methods. Except as disclosed in Chase SEC Document filed prior to the date of this Agreement, Chase shall not change its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles as concurred in by Chase's independent auditors.

                  (j) Pooling and Tax-Free Reorganization Treatment. Chase shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that nothing hereunder shall limit the ability of Chase to exercise its rights under the Stock Option Agreements.

                  (k) No Liquidation. Chase shall not, and shall not permit any of its Significant Subsidiaries to, adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization.

                  (l) Other Agreements. Chase shall not, and shall not permit any of its Subsidiaries to, agree to, or make any commitment to, take, or authorize, any of the actions prohibited by this Section 4.2.

         4.3. Transition. In order to facilitate the integration of the operations of Morgan and Chase and their Subsidiaries and to permit the coordination of their related operations on a timely basis, and in an effort to accelerate to the earliest time possible following the Effective Time the realization of synergies, operating efficiencies and other benefits expected to be realized by the parties as a result of the Merger, each of Morgan and Chase shall, and shall cause its Subsidiaries to, consult with the other on all strategic and operational matters to the extent such consultation is not in violation of applicable laws, including laws regarding the exchange of information and other laws regarding competition. Each of Morgan and Chase shall, and shall cause its Subsidiaries to, make available to the other at its facilities and those of its Subsidiaries, where determined by Chase or Morgan, as the case may be, to be appropriate and necessary, office space in order to assist it in observing all operations and reviewing all matters concerning the affairs of the other party. Without in any way limiting the provisions of
Section 5.2, Morgan and Chase, their respective Subsidiaries and their respective officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the other party, be entitled to review the operations and visit the facilities of the other party and its Subsidiaries at all times as may be deemed reasonably necessary by Chase or Morgan, as the case may be, in order to accomplish the foregoing arrangements.

         4.4. Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which would reasonably be expected to have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. Morgan and Chase shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Morgan, Chase and each Subsidiary of Chase or Morgan that is a bank shall file all call reports with the appropriate bank regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and shall make available to the other party copies of all such reports promptly after the same are filed. Each of Morgan and Chase shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that to the extent practicable it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

         4.5. Control of Other Party's Business. Nothing contained in this Agreement (including, without limitation, Section 4.3) shall give Chase, directly or indirectly, the right to control or direct the operations of Morgan and nothing contained in this Agreement shall give Morgan, directly or indirectly, the right to control or direct the operations of Chase prior to the Effective Time. Prior to the Effective Time, each of Morgan and Chase shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1. Preparation of Proxy Statement; Stockholders Meetings. (a) As promptly as reasonably practicable following the date hereof, Chase and Morgan shall cooperate in preparing and shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the proxy statement/prospectus relating to the matters to be submitted to the Morgan stockholders at the Morgan Stockholders Meeting (as defined in Section 5.1(b)) and to the Chase stockholders at the Chase Stockholders Meeting (as defined in Section 5.1(c)) (such joint proxy statement/prospectus, and any amendments or supplements thereto, the "Joint Proxy Statement/Prospectus") and Chase shall prepare and file with the SEC a registration statement on Form S-4 (of which the Joint Proxy Statement/Prospectus shall be a part) with respect to the issuance of Chase Common Stock in the Merger (such Form S-4, and any amendments or supplements thereto, the "Form S-4"). Each of Chase and Morgan shall use reasonable best efforts to have the Joint Proxy Statement/Prospectus cleared by the SEC and the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. Chase and Morgan shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement/Prospectus or Form S-4 received from the SEC. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Prospectus and the Form S-4 prior to filing such with the SEC, and each party will provide the other party with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary (but subject to the rights of each of Morgan and Chase to make a Change in Recommendation in accordance with Section 5.4(b)), no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of each party, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations. Chase shall use its reasonable best efforts to take any action required to be taken under any applicable state securities laws in connection with the Merger and each party shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the Chase Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to either of the parties, or their respective affiliates, officers or directors, should be discovered by either party which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement/Prospectus so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Morgan and Chase.

                  (b) Morgan shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the "Morgan Stockholders Meeting") for the purpose of obtaining the Required Morgan Vote with respect to the transactions contemplated by this Agreement and, unless it is permitted to make a Change in Morgan Recommendation (as defined below) pursuant to Section 5.4(b), shall use all reasonable best efforts to solicit the adoption of this Agreement by the Required Morgan Vote; and the Board of Directors of Morgan shall recommend adoption of this Agreement by the stockholders of Morgan to the effect as set forth in Section 3.1(n) (the "Morgan Recommendation") and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Chase such recommendation or (y) take any other action or make any other statement in connection with the Morgan Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in Morgan Recommendation"), except as and to the extent expressly permitted by
Section 5.4(b). Notwithstanding any Change in Morgan Recommendation, this Agreement shall be submitted to the stockholders of Morgan at the Morgan Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Morgan of such obligation.

                  (c) Chase shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the date upon which the Form S-4 becomes effective (the "Chase Stockholders Meeting") for the purpose of obtaining the Required Chase Vote with respect to the transactions contemplated by this Agreement and, unless it is permitted to make a Change in Chase Recommendation (as defined below) pursuant to Section 5.4(b), shall use all reasonable best efforts to solicit the adoption of this Agreement by the Required Chase Vote; and the Board of Directors of Chase shall recommend adoption of this Agreement by the stockholders of Chase to the effect as set forth in Section 3.2(n) (the "Chase Recommendation") and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Morgan such recommendation or (y) take any other action or make any other statement in connection with the Chase Stockholders Meeting inconsistent with such recommendation (a "Change in Chase Recommendation"), except as and to the extent expressly permitted by
Section 5.4(b). Notwithstanding any Change in Chase Recommendation, this Agreement shall be submitted to the stockholders of Chase at the Chase Stockholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Chase of such obligation.

                  (d) Morgan and Chase shall each use their reasonable best efforts to cause the Morgan Stockholders Meeting and the Chase Stockholders Meeting to be held on the same date.

         5.2. Access to Information. (a) Upon reasonable notice, Morgan and Chase shall each (and shall cause each of their respective Subsidiaries to) afford to the representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts and records and, during such period, each of Morgan and Chase shall (and shall cause each of their respective Subsidiaries to) make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 9, 2000, between Morgan and Chase (the "Confidentiality Agreement"), which Confidentiality Agreement will remain in full force and effect.

                  (c) No such investigation by either Chase or Morgan shall affect the representations and warranties of the other.

         5.3. Reasonable Best Efforts. (a) Each of Morgan and Chase shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and/or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is reasonably likely to result in a condition or restriction on such party or on the Surviving Corporation having an effect of the type referred to in Section 6.1(g). Each of Morgan and Chase will promptly cooperate with and furnish information to the other in connection with any such efforts by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

                  (b) Chase agrees to execute and deliver, or cause to be executed and delivered by or on behalf of the Surviving Corporation, at or prior to the Effective Time, supplemental indentures and other instruments required for the due assumption of Morgan's outstanding debt and other securities to the extent required by the terms of such securities and the instruments and agreements relating thereto.

                  (c) Each of Morgan and Chase and their respective Boards of Directors shall, if any state takeover statute or similar statute becomes applicable to this Agreement, the Merger, the Stock Option Agreements or any other transactions contemplated hereby or thereby, use all reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreements may be consummated as promptly as practicable on the terms contemplated hereby or thereby and otherwise to minimize the effect of such statute or regulation on this Agreement, the Merger, the Stock Option Agreements and the other transactions contemplated hereby or thereby.

         5.4. Acquisition Proposals. (a) Chase and Morgan each agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any proposal or offer with respect to, or a transaction to effect, a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving it or any of its Significant Subsidiaries (other than any such transaction permitted by Section 4.1(e) in the case of Morgan, and Section 4.2(e) in the case of Chase) or any purchase or sale of 20% or more of the consolidated assets (including, without limitation, stock of its Subsidiaries) of it and its Subsidiaries, taken as a whole, or any purchase or sale of, or tender or exchange offer for, its voting securities that, if consummated, would result in any person (or the stockholders of such person) beneficially owning securities representing 20% or more of its total voting power (or of the surviving parent entity in such transaction) or any of its Significant Subsidiaries (any such proposal, offer or transaction (other than a proposal or offer made by the other party to this Agreement or an affiliate thereof) being hereinafter referred to as an "Acquisition Proposal"), (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal or propose or agree to do any of the foregoing.

                  (b) Notwithstanding anything in this Agreement to the contrary, either party to this Agreement or its respective Board of Directors shall be permitted to (A) to the extent applicable, comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, (B) effect a Change in Morgan Recommendation or a Change in Chase Recommendation (as applicable, a "Change in Recommendation"), or (C) engage in any discussions or negotiations with, or provide any confidential information or data to, any person in response to an unsolicited bona fide written Acquisition Proposal by any such person first made after the date of this Agreement, if and only to the extent that, in any such case referred to in clause (B) or (C):

               (i) such party's stockholders meeting to vote on the adoption of this Agreement shall not have occurred,

               (ii) such party has complied in all material respects with this Section 5.4,

               (iii) its Board of Directors, after consultation with outside counsel, determines in good faith that failure to take such action would likely be inconsistent with its fiduciary duties under applicable law,

               (iv) in the case only of clause (B) above, (I) it has received an unsolicited bona fide written Acquisition Proposal from a third party and its Board of Directors concludes in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined below) (after giving effect to all of the concessions which may be offered by the other party to this Agreement pursuant to clause (III) below), (II) it has notified the other party to this Agreement, at least five business days in advance, of its intention to effect a Change in Recommendation, specifying the material terms and conditions of such Superior Proposal and furnishing to the other party to this Agreement a copy of any relevant proposed transaction agreements with the party making such Superior Proposal and any other material documents received by it or its representatives, and (III) prior to effecting such a Change in Recommendation, it has, and has caused its financial and legal advisors to, negotiate with the other party to this Agreement in good faith to make such adjustments in the terms and conditions of this Agreement such that such Acquisition Proposal would no longer constitute a Superior Proposal,

               (v) in the case only of clause (C) above, its Board of Directors concludes in good faith that there is a reasonable likelihood that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, and prior to providing any information or data to any person in connection with an Acquisition Proposal by any such person, its Board of Directors receives from such person an executed confidentiality agreement having provisions that are no less favorable to the party providing such information than those contained in the Confidentiality Agreement, and

               (vi) it notifies the other party to this Agreement as promptly as practicable (and in any event within 24 hours of providing any confidential information or data to any person or entering into discussions or negotiations with any person), of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, it or any of its representatives indicating, in connection with such notice, the identity of such person and the material terms and conditions of any inquiries, proposals or offers (including a copy thereof if in writing and any related available documentation or correspondence). Each of Chase and Morgan agrees that it will promptly keep the other party informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations.

                  (c) Each of Chase and Morgan agrees that (i) it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal, (ii) it will immediately cease and cause its Subsidiaries, and its and their officers, directors, agents, representatives and advisors, to cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal, and (iii) it will not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party with respect to any Acquisition Proposal. Each of Chase and Morgan agrees that it will use reasonable best efforts to promptly inform its respective directors, officers, key employees, agents and representatives of the obligations undertaken in this Section 5.4.

                  (d) Nothing in this Section 5.4 shall (x) permit either party to terminate this Agreement or (y) affect any other obligation of the parties under this Agreement. Neither party shall submit to the vote of its stockholders any Acquisition Proposal other than the Merger.

                  (e) For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal which the Board of Directors of Chase or Morgan, as the case may be, concludes in good faith, after consultation with its financial advisors and legal advisors, taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (i) is more favorable to the stockholders of Chase or Morgan, as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and (ii) is fully financed or reasonably capable of being fully financed and otherwise reasonably capable of being completed on the terms proposed; provided that, for purposes of this definition of "Superior Proposal," the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4(a), except that the reference to "20% or more" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "a majority" and "Acquisition

Proposal" shall only be deemed to refer to a transaction involving voting securities of Chase or Morgan, as the case may be.

                  (f) Any disclosure (other than a "stop, look and listen" or similar communication of the type contemplated by Rule 14-9(f) under the Exchange Act) made pursuant to clause (A) of Section 5.4(b) shall be deemed to be a Change in Recommendation unless the Board of Directors of the party making such disclosure expressly reaffirms the Morgan Recommendation or Chase Recommendation, as the case may be.

         5.5. Affiliates. At least 45 days prior to the Closing Date, Morgan shall deliver to Chase a letter identifying all persons who are, at the time this Agreement is submitted for approval to the Morgan Stockholders Meeting, "affiliates" of Morgan for purposes of Rule 145 under the Securities Act and/or Accounting Series Releases 130 and 135 of the SEC, and Chase shall deliver to Morgan a letter identifying all persons who are, at the time this Agreement is submitted for approval to the Chase Stockholders Meeting, "affiliates" of Chase for purposes of such Accounting Series Releases. Each of Chase and Morgan shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to the other party at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as Exhibits 5.5(a)(i) and
(ii) (in the case of persons named in the letter delivered by Morgan) or Exhibit 5.5(b) (in the case of persons named in the letter delivered by Chase).

         5.6. Stock Exchange Listing. Chase shall use all reasonable efforts to cause (i) the shares of Chase Common Stock to be issued in the Merger, (ii) the shares of Chase Common Stock to be reserved for issuance upon exercise of Morgan Stock Options (as defined below), and (iii) the shares of Chase Merger Preferred Stock to be issued in the Merger in exchange for the Morgan Series A Preferred Stock and the Morgan Series H Preferred Stock (or depositary shares in respect thereof), each to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         5.7. Employee Benefit Plans. (a) Chase and Morgan agree that, unless otherwise mutually determined, the Chase Benefit Plans and Morgan Benefit Plans in effect at the date of this Agreement shall remain in effect after the Effective Time with respect to employees covered by such plans at the Effective Time, and the parties shall negotiate in good faith to formulate Benefit Plans for the Surviving Corporation and its Subsidiaries, with respect both to employees who were covered by the Chase Benefit Plans and Morgan Benefit Plans at the Effective Time and employees who were not covered by such plans at the Effective Time, that provide benefits for services after the Effective Time on a basis that does not discriminate between employees who were covered by the Chase Benefit Plans and employees who were covered by the Morgan Benefit Plans.

                  (b) Except as otherwise provided in Section 5.8, in the case of Morgan Benefit Plans under which the employees' interests are based upon Morgan Common Stock, Chase and Morgan agree that such interests shall be based on Chase Common Stock in an equitable manner.

                  (c) With respect to Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in the preceding paragraphs of this Section
5.7 shall apply to the extent the application of such principles does not violate applicable foreign law.

         5.8. Stock Options, SARs and Restricted Stock Units. At the Effective Time, each outstanding option to purchase shares of Morgan Common Stock (a "Morgan Stock Option") and each outstanding stock appreciation right (a "Morgan SAR") or restricted stock unit (a "Morgan Unit") issued pursuant to any Morgan Stock Plan, whether vested or unvested, shall be assumed by Chase. Each Morgan Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Morgan Stock Option, the same number of shares of Chase Common Stock as the holder of such Morgan Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, rounded, if necessary, down, to the nearest whole share, at a price per share equal to
(y) the exercise price per share of the shares of Morgan Common Stock otherwise purchasable pursuant to such Morgan Stock Option divided by (z) the Exchange Ratio; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the method set forth above unless use of such method will not preserve the status of such options as incentive stock options, in which case the manner of determination shall be adjusted in a manner that both complies with Section 424(a) of the Code and results in the smallest modification in the economic values that otherwise would be achieved by the holder pursuant to the method set forth above; and provided further, that notwithstanding any other provisions of this Section 5.8(a), if use of the above methods would disqualify the Merger as a "pooling of interests" for financial accounting purposes, then such methods will be adjusted to the extent necessary to preserve such accounting treatment.

                  (b) Each holder of a Morgan SAR shall be entitled to that number of stock appreciation rights of Chase ("Chase SARs"), determined in the same manner as set forth above with respect to Morgan Stock Options assumed by Chase. Each holder of a Morgan Unit shall be entitled to that number of restricted stock units of Chase determined by multiplying the number of Morgan Units held by such holder immediately prior to the Effective Time by the Exchange Ratio.

                  (c) As soon as practicable after the Effective Time, Chase shall deliver to the holders of Morgan Stock Options, Morgan SARs and Morgan Units appropriate notices setting forth such holders' rights pursuant to the Morgan Stock Plans and the agreements evidencing the grants of such Morgan Stock Options, Morgan SARs or Morgan Units, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.8 after giving effect to the Merger and the assumption by Chase as set forth above). If necessary, Chase shall comply with the terms of the applicable Morgan Stock Plan and ensure, to the extent required by, and subject to the provisions of, Section 5.8(a) and such Plan, that Morgan Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Chase after the Effective Time.

                  (d) Chase shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Chase Common Stock for delivery upon exercise of Morgan Stock Options assumed by it in accordance with this
Section 5.8. As soon as practicable after the Effective Time, Chase shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Chase

Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Chase shall administer the Morgan Stock Plans assumed pursuant to this Section 5.8 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Morgan Stock Plan complied with such rule prior to the Merger.

         5.9. Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, except as otherwise provided in the Stock Option Agreements or in Section 7.2 hereof and except that (a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed in connection with the Merger, and (b) expenses incurred in connection with filing, printing and mailing the Joint Proxy Statement/Prospectus and the Form S-4 shall be shared equally by Chase and Morgan.

         5.10. Governance; Name. (a) Following the date of this Agreement, Chase's Board of Directors shall cause the number of directors that will comprise the full Board of Directors of the Surviving Corporation at the Effective Time to be fifteen. Of the members of the initial Board of Directors of the Surviving Corporation at the Effective Time, nine shall be designated by Chase (and shall include the current Chief Executive Officer of Chase) and six shall be designated by Morgan (and shall include the current Chief Executive Officer of Morgan). No other employees of Chase or Morgan shall be designated to serve on the Board of Directors of the Surviving Corporation at the Effective Time. Chase's Board of Directors shall take all necessary action to cause the persons designated pursuant to the second preceding sentence to constitute the full Board of Directors of the Surviving Corporation at the Effective Time, and further to cause one of such designees of Morgan to be appointed to each of the Audit, Governance and Compensation and Benefits Committees of the Board of Directors of the Surviving Corporation promptly following the Effective Time. Chase's Board of Directors shall also take such actions as are necessary to cause the persons indicated in Exhibit 5.10(a) to be elected or appointed to the offices of the Surviving Corporation specified in such Exhibit as of the Effective Time.

                  (b) As of the Effective Time, the name of the Surviving Corporation shall be J.P. Morgan Chase & Co.

         5.11. Indemnification; Directors' and Officers' Insurance. (a) >From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless, and provide advancement of expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of Morgan or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Morgan or any Subsidiary of Morgan, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) ("Indemnified Liabilities") (i) to the same extent such persons are indemnified or have the right to advancement of expenses as of the date of this Agreement by Morgan pursuant to Morgan's Certificate of Incorporation, By-laws and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of Morgan and its Subsidiaries and (ii) without limitation to clause (i), to the fullest extent permitted by law.

                  (b) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Morgan (provided that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 250% of the premiums paid as of the date hereof by Morgan for such insurance ("Morgan's Current Premium"), and if such premiums for such insurance would at any time exceed 250% of Morgan's Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to 250% of Morgan's Current Premium. In the event that Chase acts as its own insurer for its directors and officers with respect to matters typically covered by a directors' and officers' liability insurance policy, Chase's obligations under this Section 5.11(b) may be satisfied by such self-insurance, so long as Chase's senior debt ratings by Standard & Poor's Corporation and Moody's Investors Services, Inc. are not more than one rating grade lower than such ratings as in effect as of the date of this Agreement.

                  (c) The Surviving Corporation shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 5.11.

                  (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.11.

                  (e) The provisions of this Section 5.11 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         5.12. Dividends. After the date of this Agreement, each of Chase and Morgan shall coordinate with the other the payment of dividends with respect to the Chase Common Stock and

Morgan Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Chase Common Stock and Morgan Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Chase Common Stock and/or Morgan Common Stock or any shares of Chase Common Stock that any such holder receives in exchange for such shares of Morgan Common Stock in the Merger.

         5.13. Public Announcements. Chase and Morgan shall use reasonable best efforts (i) to develop a joint communications plan, (ii) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and
(iii) except in respect of any announcement required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Joint Proxy Statement/Prospectus in accordance with the provisions of Section 5.1 or as otherwise permitted under Section 4.4, no party shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of such other party, which consent shall not be unreasonably withheld or delayed.

         5.14. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. Morgan shall have obtained the Required Morgan Vote in connection with the adoption of the Merger Agreement and Chase shall have obtained the Required Chase Vote in connection with the adoption of the Merger Agreement.

                  (b) NYSE Listing. The shares of (i) Chase Common Stock to be issued in the Merger, (ii) Chase Common Stock to be reserved for issuance upon exercise of the Morgan Stock Options and (iii) Chase Merger Preferred Stock to be issued in the Merger in exchange for the Morgan Series A Preferred Stock and the Morgan Series H Preferred Stock (or depositary shares in respect thereof), shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (c) Other Approvals. Other than the filing provided for by
Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods required from, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would not reasonably be expected to have a material adverse effect on the consummation of the Merger or on the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Chase shall have received all state securities or blue sky permits and other authorizations necessary to issue the Chase Common Stock and Chase Merger Preferred Stock in exchange for Morgan Common Stock and Morgan Preferred Stock and to consummate the Merger.

                  (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Federal or state Governmental Entity which makes the consummation of the Merger illegal.

                  (f) Pooling. Chase and Morgan shall each have received letters from PricewaterhouseCoopers LLP to the effect that the Merger qualifies for "pooling of interests" accounting treatment if consummated in accordance with this Agreement, and such letters shall not have been withdrawn.

                  (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon the Surviving Corporation or its Subsidiaries which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

         6.2. Conditions to Obligations of Chase. The obligation of Chase to effect the Merger is subject to the satisfaction of the following conditions unless waived by Chase:

                  (a) Representations and Warranties. The representations and warranties of Morgan set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Chase or the Surviving Corporation following the Effective Time, and Chase shall have received a certificate signed on behalf of Morgan by the Chief Executive Officer and Chief Financial Officer of Morgan to such effect.

                  (b) Performance of Obligations of Morgan. Morgan shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Chase shall have received a certificate signed on behalf of Morgan by the Chief Executive Officer and Chief Financial Officer of Morgan to such effect.

                  (c) Tax Opinion. Chase shall have received the opinion of Simpson Thacher & Bartlett, counsel to Chase, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the

Code. In rendering such opinion, counsel to Chase shall be entitled to rely upon customary representations and assumptions provided by Chase and Morgan that counsel to Chase reasonably deems relevant.

         6.3. Conditions to Obligations of Morgan. The obligation of Morgan to effect the Merger is subject to the satisfaction of the following conditions unless waived by Morgan:

                  (a) Representations and Warranties. Each of the representations and warranties of Chase set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, a material adverse effect on Chase or the Surviving Corporation following the Closing Date, and Morgan shall have received a certificate signed on behalf of Chase by the Chairman and Chief Executive Officer and by the Vice Chairman-Finance or the Chief Financial Officer of Chase to such effect.

                  (b) Performance of Obligations of Chase. Chase shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Morgan shall have received a certificate signed on behalf of Chase by the Chairman and Chief Executive Officer and the Vice Chairman-Finance or the Chief Financial Officer of Chase to such effect.

                  (c) Tax Opinion. Morgan shall have received the opinion of Davis Polk & Wardwell, counsel to Morgan, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to Morgan shall be entitled to rely upon customary representations and assumptions provided by Chase and Morgan that counsel to Morgan reasonably deems relevant.

                                  ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the Merger by the stockholders of Morgan or Chase:

                  (a) by mutual consent of Chase and Morgan in a written instrument;

                  (b) by either Chase or Morgan, upon written notice to the other party, if a Governmental Entity of competent jurisdiction which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and non-appealable; or any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to comply with Section 5.3 or any other provision of this Agreement has been the cause of, or resulted in, such action;

                  (c) by either Chase or Morgan, upon written notice to the other party, if the Merger shall not have been consummated on or before June 30, 2001; provided, however, that the right to terminate this Agreement under this
Section 7.1(c) shall not be available to any party whose failure to comply with
Section 5.3 or any other provision of this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (d) by Chase, upon written notice to Morgan, if Morgan shall have (i) failed to make the Morgan Board Recommendation or effected a Change in Morgan Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Morgan Stockholders Meeting in accordance with Section 5.1(b) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a); or

                  (e) by Morgan, upon written notice to Chase, if Chase shall have (i) failed to make the Chase Board Recommendation or effected a Change in Chase Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Chase Stockholders Meeting in accordance with Section 5.1(c) or a failure to prepare and mail to its stockholders the Joint Proxy Statement/Prospectus in accordance with Section 5.1(a).

         7.2. Effect of Termination. (a) In the event of termination of this Agreement by either Morgan or Chase as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Chase or Morgan or their respective officers or directors, except with respect to Sections 3.1(t) and 3.2(t), Section 5.2(b), Section 5.9, this Section
7.2 and Article VIII, which shall survive such termination and except that no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

                  (b) Chase shall pay Morgan, by wire transfer of immediately available funds, the sum of $1.25 billion (the "Chase Termination Fee") if this Agreement is terminated as follows:

                (i) if Morgan shall terminate this Agreement pursuant to
         Section 7.1(e), then Chase shall pay the Chase Termination Fee on the business day following such termination;

                (ii) if (A) either party shall terminate this Agreement pursuant to Section 7.1(c), (B) the approval of the stockholders of Chase contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the Required Chase Vote at the Chase Stockholders Meeting; and (C) at any time after the date of this Agreement and at or before the date of the Chase Stockholders Meeting an Acquisition Proposal shall have been publicly announced or otherwise communicated to the senior management or Board of Directors of Chase (a "Public Proposal" with respect to Chase), then Chase shall pay one-third of the Chase Termination Fee on the business day following such termination; and if (D) within eighteen (18) months of the date of such termination of this Agreement, Chase or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Chase shall pay the remaining two-thirds of the Chase Termination Fee upon the date of such execution or consummation; and

                (iii) if (A) either party shall terminate this Agreement pursuant to Section 7.1(c), (B) at any time after the date of this Agreement and before such termination there shall have been a Public Proposal with respect to Chase, and (C) following the occurrence of such Public Proposal, Chase shall have intentionally breached (and not cured after notice thereof) any representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur on or before the date specified in Section 7.1(c), then Chase shall pay one-third of the Chase Termination Fee on the business day following such termination; and if (D) within eighteen (18) months of the date of such termination of this Agreement, Chase or any of its Subsidiaries executes any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Chase shall pay the remaining two-thirds of the Chase Termination Fee upon the date of such execution or consummation.

If Chase fails to pay all amounts due to Morgan on the dates specified, then Chase shall pay all costs and expenses (including legal fees and expenses) incurred by Morgan in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Morgan.

                  (c) Morgan shall pay Chase, by wire transfer of immediately available funds, the sum of $1.25 billion (the "Morgan Termination Fee") if this Agreement is terminated as follows:

                (i) if Chase shall terminate this Agreement pursuant to
         Section 7.1(d), then Morgan shall pay the Morgan Termination Fee on the business day following such termination;

                (ii) if (A) either party shall terminate this Agreement pursuant to Section 7.1(c), (B) the approval of the stockholders of Morgan contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the Required Morgan Vote at the Morgan Stockholders Meeting, and (C) at any time after the date of this Agreement and at or before the date of the Morgan Stockholders Meeting there shall have been a Public Proposal with respect to Morgan, then Morgan shall pay one-third of the Morgan Termination Fee on the business day following such termination; and if (D) within eighteen
         (18) months of the date of such termination of this Agreement, Morgan or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Morgan shall pay the remaining two-thirds of the Morgan Termination Fee on the date of such execution or consummation; and

                (iii) if (A) either party shall terminate this Agreement pursuant to Section 7.1(c), (B) at any time after the date of this Agreement and before such termination there shall have been a Public Proposal with respect to Morgan, (C) following the occurrence of such Public Proposal, Morgan shall have intentionally breached (and not cured after notice thereof) any representations, warranties, covenants or agreements set forth in this Agreement, which breach shall have materially contributed to the failure of the Effective Time to occur on or before the date specified in Section 7.1(c), then Morgan shall pay one-third of the Morgan Termination Fee on the business day following such termination; and if (D) within eighteen

         (18) months of the date of such termination of this Agreement, Morgan or any of its Subsidiaries enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal, then Morgan shall pay the remaining two-thirds of the Morgan Termination Fee upon the date of such execution or consummation.

If Morgan fails to pay all amounts due to Chase on the dates specified, then Morgan shall pay all costs and expenses (including legal fees and expenses) incurred by Chase in connection with any action or proceeding (including the filing of any lawsuit) taken by it to collect such unpaid amounts, together with interest on such unpaid amounts at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date actually received by Chase.

         7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Morgan or of Chase, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1. Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Stock Option Agreements, which shall terminate in accordance with their terms), including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

         8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a) if to Chase, to

         The Chase Manhattan Corporation
         270 Park Avenue
         New York, N.Y. 10017
         Attention:  William H. McDavid, Esq.
         Telecopy No.:  (212) 270-4288

         with a copy to

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, N.Y. 10017
         Attention:  Richard I. Beattie, Esq.
                     Lee Meyerson, Esq.
         Telecopy No.:  (212) 455-2502

                  and

         (b) if to Morgan, to

         J.P. Morgan & Co. Incorporated
         60 Wall Street
         New York, N.Y. 10260
         Attention:  Edward J. Kelly III
         Telecopy No.:  (212) 648-5484

         with a copy to

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY  10017
         Attention:  George R. Bason, Jr., Esq.
         Telecopy No.:  (212) 450-4800

         8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 12, 2000. The phrases "known" or "knowledge" mean, with respect to either party to this Agreement, the actual knowledge of such party's executive officers after reasonable inquiry.

         8.4. Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including the Stock Option Agreements) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and
(b) except as provided in Section 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

         8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal Court or New York State Court sitting in the Borough of Manhattan, City of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, Chase and Morgan have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of September 12, 2000.

                                     THE CHASE MANHATTAN CORPORATION



                                     By: /s/  William B. Harrison, Jr.
                                         ---------------------------------------
                                         Name:  William B. Harrison, Jr.
                                         Title:  Chairman and CEO


                                     J.P MORGAN & CO. INCORPORATED



                                     By: /s/  Douglas A. Warner III
                                         ---------------------------------------
                                         Name:  Douglas A. Warner III
                                         Title:  Chairman and CEO

                                                                  EXHIBIT 1.1(a)
                                                         TO THE MERGER AGREEMENT


[Included as Exhibit 10.2 to this current report on Form 8-K]

                                                                  EXHIBIT 1.1(b)
                                                         TO THE MERGER AGREEMENT


[Included as Exhibit 10.1 to this current report on Form 8-K]

                                                               EXHIBIT 5.5(a)(i)
                                                         TO THE MERGER AGREEMENT

                                                               EXHIBIT 5.5(a)(i)

                       [MORGAN RULE 145 AFFILIATE LETTER]

The Chase Manhattan Corporation
270 Park Avenue
New York, New York

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement the Plan of Merger dated as of September 12, 2000 (the "Agreement"), between The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and J.P. Morgan & Co. Incorporated, a Delaware corporation ("Morgan"), Morgan will be merged with and into Chase (the "Merger"). Capitalized terms used herein and not defined have the meanings assigned to them in the Agreement. As a result of the Merger, the undersigned may receive shares of Common Stock, par value $1.00 per share, of Chase ("Chase Common Stock") or shares of one or more series of preferred stock, par value $1.00 per share, of Chase ("Chase Preferred Stock" and together with the Chase Common Stock, the "Chase Securities") in exchange for, respectively, shares owned by the undersigned of Common Stock, par value $2.50 per share, of Morgan ("Morgan Common Stock") or shares of one or more series of preferred stock, without par value, of Morgan ("Morgan Preferred Stock" and together with the Morgan Common Stock, the "Morgan Securities").

     The undersigned has been advised that as of the date the Merger is submitted to stockholders of Morgan for approval, the undersigned may be an "affiliate" of Morgan as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     The undersigned represents, warrants and covenants to Chase that in the event the undersigned receives any Chase Securities as a result of the Merger:

     A. At the time the Merger was submitted for a vote of the stockholders of Morgan, (a) the undersigned may be deemed to have been an affiliate of Morgan and (b) since the distribution by the undersigned of the Chase Securities has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Chase Securities issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 promulgated by the Commission under the Act (as such rule may hereinafter from time to time be amended), or (iii) in the opinion of counsel reasonably acceptable to Chase, or in accordance with a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Act.

     B. The undersigned understands that, except as provided in the Agreement in
Section 5.8(c), Chase is under no obligation to register the sale, transfer or other disposition of the Chase Securities by the undersigned or on the undersigned's behalf under the Act.

     C. The undersigned also understands that stop transfer instructions will be given to Chase's transfer agents with respect to the Chase Securities issued to the undersigned and that there will be placed on the certificates for the Chase Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an
               agreement dated            , 20       between the registered
               holder hereof and Chase Corporation, a copy of which agreement is on file at the principal offices of Chase Corporation."

     D. The undersigned also understands that unless the transfer by the undersigned of the undersigned's Chase Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Chase reserves the right to put the following legend on the certificates issued to any transferee of such Chase Securities from the undersigned:

                    "The shares represented by this certificate have not been
               registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     E. It is understood and agreed that the legend set forth in paragraphs C or D above, as the case may be, shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Chase (i) a copy of a "no action" letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Chase, to the effect that such legend is not required for purposes of the Act, or (ii) evidence or representations reasonably satisfactory to Chase that the Chase Securities represented by such certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145 under the Act.

     F. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Chase Securities, to the extent the undersigned felt necessary, with counsel of the undersigned or counsel for Morgan.

     By its acceptance hereof, Chase agrees, for a period of two years after the Effective Time (as defined in the Agreement), that it, as the surviving corporation, will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 144(c) under the Act are satisfied and the resale provisions of Rules 145(d)(1) and (2) under the Act are therefore available to the undersigned in the event the undersigned desires to transfer any Chase Securities issued to the undersigned in the Merger.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement shall terminate if and when the Agreement is terminated according to its terms.

     By signing this letter, without limiting or abrogating my agreements set forth above, the undersigned does not admit that the undersigned is an "affiliate" of Morgan within the meaning of the Act or the Rules and Regulations, and the undersigned does not waive any right the undersigned may have to object to any assertion that the undersigned is such an affiliate.

                           Very truly yours,




                           ------------------------------------
                           Name:
                           Title:

                           [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]




                           ------------------------------------
                           Name:



                           ------------------------------------
                           Name:



                           ------------------------------------
                           Name:

Accepted this   day of
            , 20    , by

THE CHASE MANHATTAN CORPORATION



By:
   ------------------------
   Name:
   Title:

                                                              EXHIBIT 5.5(a)(ii)
                                                         TO THE MERGER AGREEMENT

                                                              EXHIBIT 5.5(a)(ii)


                       [MORGAN POOLING AFFILIATE LETTER]


The Chase Manhattan Corporation
270 Park Avenue
New York, New York

Ladies and Gentlemen:

     Pursuant to the terms of the Agreement and Plan of Merger dated as of September 12, 2000 (the "Agreement"), between The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and J.P. Morgan & Co. Incorporated, a Delaware corporation ("Morgan"), Morgan will be merged with and into Chase (the "Merger").

     The undersigned represents, warrants and covenants to Chase that:

     A. The undersigned understands that as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Morgan, as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended.

     B. The undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to (i) any shares of Common Stock, par value $1.00 per share, or shares of one or more series of preferred stock, par value $1.00 per share, of Chase (the "Chase Securities") or (ii) any shares of Common Stock, par value $2.50 per share, or shares of one or more series of preferred stock, no par value, of Morgan (the "Morgan Securities"), beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as results covering at least 30 days of combined operations of Morgan and Chase have been published by Chase, which Chase agrees to publish consistent with its normal financial reporting practice.

     C. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Chase Securities and Morgan Securities, to the extent the undersigned felt necessary, with counsel to the undersigned or counsel for Chase.

   This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement shall terminate if and when the Agreement is terminated according to its terms.





                                        Very truly yours,


                                        ---------------------------------------
                                        Name:
                                        Title:

                                        [add below the signatures of all
                                        registered owners of shares deemed
                                        beneficially owned by the affiliate]


                                        ---------------------------------------
                                        Name:




                                        ---------------------------------------
                                        Name:




                                        ---------------------------------------
                                        Name:



Accepted this    day of
              , 20  , by


THE CHASE MANHATTAN CORPORATION

By:
    --------------------------
    Name:
    Title:

                                                                  EXHIBIT 5.5(b)
                                                         TO THE MERGER AGREEMENT

                                                                  EXHIBIT 5.5(b)


                        [Chase Pooling Affiliate Letter]

The Chase Manhattan Corporation
270 Park Avenue
New York, New York

Ladies and Gentlemen:

          Pursuant to the terms of the Agreement and Plan of Merger dated as of September 12, 2000 (the "Agreement"), between The Chase Manhattan Corporation, a Delaware corporation ("Chase"), and J.P. Morgan & Co. Incorporated, a Delaware corporation ("Morgan"), Morgan will be merged with and into Chase (the "Merger").

          The undersigned represents, warrants and covenants to Chase that:

          A. The undersigned understands that as of the date of this letter, the undersigned may be deemed to be an "affiliate" of Chase, as such term is used in and for purposes of Accounting Series Releases 130 and 135, as amended.

          B. The undersigned will not sell, transfer or otherwise dispose of his or her interests in, or reduce his or her risk relative to (i) any shares of Common Stock, par value $1.00 per share, or shares of one or more series of preferred stock, par value $1.00 per share, of Chase (the "Chase Securities") of (ii) any shares of Common Stock, par value $2.50 per share, or shares or one or more series of preferred stock, no par value, of Morgan (the "Morgan Securities") beneficially owned by the undersigned during the period commencing 30 days prior to the effective date of the Merger and ending at such time as results covering at least 30 days of combined operations of Morgan and Chase have been published by Chase, which Chase agrees to publish consistent with its normal financial reporting practice.

          C. The undersigned has carefully read this letter and the Agreement and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Chase Securities and Morgan Securities, to the extent the undersigned felt necessary, with counsel to the undersigned or counsel for Chase.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware. This letter agreement shall terminate if and when the Agreement is terminated according to its terms.

                                        Very truly yours,



                                        --------------------------------
                                        Name:
                                        Title:

                                         [add below the signatures of all
                                         registered owners of shares deemed
                                         beneficially owed by the affiliate]



                                        --------------------------------
                                        Name:




                                        --------------------------------
                                        Name:




                                        --------------------------------
                                        Name:


Accepted this   day of
              ,20  , by

THE CHASE MANHATTAN CORPORATION



By:
    ----------------------------
    Name:
    Title:

                                                                 EXHIBIT 5.10(a)
                                                         TO THE MERGER AGREEMENT

                                                                 EXHIBIT 5.10(a)

Name                                 Title

Douglas A. Warner III               Chairman
William B. Harrison, Jr.             President and Chief Executive Officer


Executive Committee of Management

Douglas A. Warner III              co-Chairman
William B. Harrison, Jr.            co-Chairman
Geoffrey Boisi
David A. Coulter
Ramon de Oliveira
Walter A. Gubert
Thomas B. Ketchum
Donald H. Layton
James B. Lee
Marc J. Shapiro
Jeffrey C. Walker